UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a)

OF THE SECURITIES EXCHANGE ACT OF 1934

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Darling International Inc.

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251 O’Connor Ridge Boulevard, Suite 300

Irving, Texas 75038

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD MAY 11, 2010

To the Stockholders of Darling International Inc.:

An Annual Meeting of Stockholders of Darling International Inc. (the “Company”) will be held on Tuesday, May 11, 2010, at 10:00 a.m., local time, at the Omni Mandalay Hotel at Las Colinas, 221 E. Las Colinas Blvd., Irving, Texas 75039, for the following purposes (which are more fully described in the accompanying Proxy Statement):

1.	To elect as directors of the Company the seven nominees named in the accompanying proxy statement to serve until the next annual meeting of stockholders (Proposal 1);

2.	To ratify the selection of KPMG LLP, independent registered public accounting firm, as the Company’s independent registered public accountant for the fiscal year ending January 1, 2011 (Proposal 2);

3.	To reapprove the performance measures under the Darling International Inc. 2004 Omnibus Incentive Plan (Proposal 3); and

4.	To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof in accordance with the provisions of the Company’s bylaws.

The Board of Directors unanimously recommends that you vote to approve Proposals 1, 2 and 3.

The Board has fixed the close of business on March 22, 2010, as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting and any adjournment or postponement thereof.

You are cordially invited to attend the Annual Meeting. However, whether or not you expect to attend the Annual Meeting, to assure your shares are represented at the Annual Meeting, please date, execute and mail promptly the enclosed proxy in the enclosed envelope, for which no additional postage is required.

A copy of our Annual Report for the year ended January 2, 2010 is enclosed for your convenience.

By Order of the Board,

John F. Sterling
Secretary

Irving, Texas

April 6, 2010

Your vote is important.

Please execute and return promptly the enclosed proxy card in the envelope provided.

251 O’Connor Ridge Boulevard, Suite 300

Irving, Texas 75038

PROXY STATEMENT

FOR AN ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD MAY 11, 2010

This Proxy Statement is provided to the stockholders of Darling International Inc. (“Darling,” “we” or “our company”) in connection with the solicitation of proxies by our Board of Directors (the “Board”) to be voted at an Annual Meeting of Stockholders to be held at the Omni Mandalay Hotel at Las Colinas, 221 E. Las Colinas Blvd., Irving, Texas 75039, at 10:00 a.m., local time, on Tuesday, May 11, 2010, and at any adjournment or postponement thereof. This Proxy Statement and the enclosed proxy is first being sent or given to stockholders on or about April 6, 2010. This Proxy Statement provides information that should be helpful to you in deciding how to vote on the matters to be voted on at the Annual Meeting.

We are asking you to elect the seven nominees identified in this proxy statement as directors of Darling until the next annual meeting of stockholders, to ratify our selection of KPMG LLP as our registered public accounting firm for our fiscal year ending January 1, 2011, and to reapprove the performance measures under the Darling International Inc. 2004 Omnibus Incentive Plan.

QUESTIONS AND ANSWERS ABOUT VOTING

What am I voting on?

There are three matters scheduled for a vote:

•	the election of the seven nominees identified in this proxy statement as directors, each for a term of one year (“Proposal 1”);

•	the ratification of the selection of KPMG LLP as our independent registered public accounting firm for our fiscal year ending January 1, 2011 (“Proposal 2”); and

•	the reapproval of the performance measures under the Darling International Inc. 2004 Omnibus Incentive Plan (“Proposal 3”).

Who is entitled to vote at the Annual Meeting?

You are entitled to vote your shares of Darling common stock at the Annual Meeting and any adjournment or postponement thereof if our records show that you owned your shares at the close of business on March 22, 2010. A total of 82,442,206 shares of common stock are outstanding and eligible to vote at the Annual Meeting. Each share of common stock is entitled to one vote on each matter properly brought before the Annual Meeting. The enclosed proxy card shows the number of shares you are entitled to vote at the Annual Meeting.

How do I vote?

Your shares may only be voted at the Annual Meeting if you are present in person or are represented by proxy. Whether or not you plan to attend the Annual Meeting, we encourage you to vote by proxy to assure that your shares will be represented. To vote by proxy, complete the enclosed proxy card and mail it in the postage-paid envelope provided, or you may vote by using the telephone or the Internet in accordance with the instructions provided on the enclosed proxy card.

You may revoke your proxy at any time before it is exercised by timely submission of a written revocation to our Secretary, submission of a properly executed later-dated proxy or by timely voting by ballot at the Annual Meeting. Voting by proxy will in no way limit your right to vote at the Annual Meeting if you later decide to attend in person. Attendance at the Annual Meeting will not by itself constitute a revocation of your proxy – you must vote at the Annual Meeting.

If your shares are held in the name of a bank, broker or other holder of record (i.e., a “street name”), you will receive instructions from the holder of record that you must follow in order for your shares to be voted.

All shares that you are entitled to vote and that are represented by a properly-completed proxy received prior to the Annual Meeting and not revoked will be voted at the Annual Meeting in accordance with the instructions on the proxy. If you properly deliver your proxy but fail to indicate how your shares should be voted, the shares represented by your proxy will be voted FOR Proposal 1, FOR Proposal 2, FOR Proposal 3 and in the discretion of the persons named in the proxy as proxy appointees as to any other matter that may properly come before the Annual Meeting.

Who may attend the Annual Meeting?

All stockholders that were stockholders of Darling as of the record date March 22, 2010, or their authorized representatives, may attend the Annual Meeting. Admission to the Annual Meeting will be on a first-come, first-served basis. If your shares are held in the name of a bank, broker or other holder of record and you plan to attend the Annual Meeting, you should bring proof of ownership to the Annual Meeting, such as a bank or brokerage account statement, to ensure your admission.

How will votes be counted?

The Annual Meeting will be held if a quorum, consisting of a majority of the outstanding shares entitled to vote, is represented in person or by proxy. Abstentions and broker “non-votes” will be counted as present and entitled to vote for purposes of determining a quorum. A broker “non-vote” occurs when a nominee, such as a bank or broker, holding shares for a beneficial owner, does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner. Under the rules of the New York Stock Exchange (the “NYSE”), absent instructions from the beneficial owners, banks and brokers who hold shares in street name for beneficial owners have the authority to vote on routine corporate matters. The ratification of the selection of our independent registered public accounting firm and the reapproval of the performance measures under the Darling International Inc. 2004 Omnibus Incentive Plan are considered to be routine matters, while the election of directors is not.

With respect to the nominees for director listed under “Proposal 1 — Election of Directors,” to be elected, each nominee must receive a majority of all votes cast (assuming a quorum is present) with respect to that nominee’s election. A majority of votes cast means that the number of votes cast for a nominee’s election must exceed the number of votes cast against such nominee’s election. Each nominee receiving more votes for his election than votes against his election will be elected. In the election of directors, you may vote “FOR,” “AGAINST” or “ABSTAIN” with respect to each nominee. If you elect to abstain in the election of directors, the abstention will not impact the election of directors. In tabulating the voting results for the election of directors, only “FOR” and “AGAINST” votes are counted. Broker “non-votes” will not be counted as a vote cast with respect to a nominee and will therefore not affect the outcome of the vote on Proposal 1.

With respect to the other items of business (Proposal 2 — Ratification of Selection of Independent Registered Public Accountant and Proposal 3 — Reapproval of the Performance Measures Under the Darling International Inc. 2004 Omnibus Incentive Plan), the affirmative vote of a majority of shares present in person or represented by proxy and entitled to vote is required for approval of such items. For each of these items, you may ote “FOR,” “AGAINST” or “ABSTAIN.” If you abstain from voting, it will have the same effect as a vote against these items. If you hold your shares through a broker and you do not instruct the broker on how to vote on these items, your broker may exercise its discretionary authority to vote your shares in favor of these items.

Who will count the votes?

Our transfer agent, Computershare Investor Services, will tally the vote and will serve as inspector of election at the Annual Meeting.

How are proxies being solicited and who will pay for the solicitation of proxies?

We will bear the expense of the solicitation of proxies. In addition to the solicitation of proxies by mail, solicitation may be made by our directors, officers and employees by other means, including telephone, over the Internet or in person. No special compensation will be paid to our directors, officers or employees for the solicitation of proxies. To solicit proxies, we will also request the assistance of banks, brokerage houses and other custodians, nominees or fiduciaries, and, upon request, will reimburse these organizations or individuals for their reasonable expenses in forwarding soliciting materials to beneficial owners and in obtaining authorization for the execution of proxies. We will also use the services of the proxy solicitation firm of Georgeson Inc. to assist in the solicitation of proxies. For these services, we will pay a fee that is not expected to exceed $7,500, plus out-of-pocket expenses.

Who can help answer my other questions and to whom should I send a request for copies of certain material?

If you have more questions about voting, wish to obtain another proxy card or wish to receive a copy of our Annual Report on Form 10-K for the fiscal year ended January 2, 2010 without charge, you should contact:

John F. Sterling

General Counsel and Secretary

Darling International Inc.

251 O’Connor Ridge Boulevard, Suite 300

Irving, Texas 75038

Telephone: 972.717.0300 Fax: 972.281.4475

E-mail: corporatesecretary@darlingii.com

Important Notice Regarding the Availability of Proxy Materials for

the Stockholder Meeting to Be Held on May 11, 2010

The Proxy Statement and the 2009 Annual Report to security holders are available at

www.edocumentview.com/DAR

CORPORATE GOVERNANCE

In accordance with the General Corporation Law of the State of Delaware, our restated certificate of incorporation and our amended and restated bylaws, our business, property and affairs are managed under the direction of the Board.

Independent Directors

The Board has determined that each of O. Thomas Albrecht, C. Dean Carlson, Marlyn Jorgensen, Charles Macaluso, John D. March and Michael Urbut meet the independence requirements of the NYSE and the Securities and Exchange Commission (the “SEC”).

Meetings of the Board

During the fiscal year ended January 2, 2010, the Board held five regular meetings and seven special meetings. Each of the directors attended at least 75% of all meetings held by the Board and all meetings of each committee of the Board on which the applicable director served during the fiscal year ended January 2, 2010.

Communications with the Board

Stockholders and other interested parties who wish to communicate with the Board as a whole, or to individual directors, may write them: c/o Secretary, Darling International Inc., P.O. Box 141481, Irving, Texas 75014-1481. All communications sent to this address will be shared with the Board, or the Lead Director, if so addressed.

It is a policy of the Board to encourage directors to attend each annual meeting of stockholders. The Board’s attendance allows for direct interaction between stockholders and members of the Board. All of our directors attended our 2009 annual meeting of stockholders.

Board Leadership Structure

Randall C. Stuewe, our Chief Executive Officer, serves as our Chairman of the Board pursuant to his employment agreement. As further discussed below, our company has an empowered independent Lead Director who is elected annually by our Board. We believe that the combined role of Chairman and Chief Executive Officer, together with an empowered independent Lead Director, is the optimal Board structure to provide independent oversight and hold management accountable while ensuring that our company’s strategic plans are pursued to optimize long-term shareholder value.

Because the Chairman of the Board is also the Chief Executive Officer, the Board has designated an independent director to serve as Lead Director to enhance the Board’s ability to fulfill its responsibilities independently. The Board appointed Mr. Macaluso as lead director. The Lead Director’s role includes:

•	convening and chairing meetings of the non-employee directors as necessary from time to time;

•	coordinating the work and meetings of the standing committees of the board;

•	acting as liaison between directors, committee chairs and management; and

•	serving as an information resource for other directors.

Our Lead Director’s responsibilities and authorities are more specifically described in our Corporate Governance Guidelines.

The Board’s Role in Risk Oversight

The Board and each of its committees are involved in overseeing risk associated with our company. In its oversight role, the Board annually reviews our company’s strategic plan, which addresses, among other things, the risks and opportunities facing our company. While the Board has the ultimate oversight responsibility for the risk management process, it has delegated certain risk management oversight responsibilities to the Board committees. One of the primary purposes of the audit committee, as set forth in its charter, is to act on behalf of the Board in fulfilling its responsibilities to oversee company processes for the management of business/financial risk and for compliance with applicable legal, ethical and regulatory requirements. Accordingly, as part of its responsibilities as set forth in its charter, the audit committee is charged with (i) inquiring of management and our company’s outside auditors about significant risks and exposures and assessing the steps management has taken or needs to take to minimize such risks and (ii) overseeing our company’s policies with respect to risk assessment and risk management, including the development and maintenance of an internal audit function to provide management and the audit committee with ongoing assessments of our company’s risk management processes and internal controls. In connection with these risk oversight responsibilities, the audit committee has regular meetings with our company’s management, internal auditors and independent, outside auditors. The nominating and corporate governance committee annually reviews our company’s corporate governance guidelines and their implementation. The compensation committee considers risks related to the attraction and retention of talented senior management and other employees as well as risks relating to the design of compensation programs and arrangements. Each committee provides the Board with regular, detailed reports regarding committee meetings and actions. In addition, our company employs Michael Rath as our Executive Vice President – Commodities and Risk Management. Mr. Rath reports directly to our CEO and provides regular updates and reports to our CEO and Board regarding all of our company’s commodity risk positions.

Committees of the Board

The Board has a standing nominating and corporate governance committee, audit committee and compensation committee.

Nominating and Corporate Governance Committee. The nominating and corporate governance committee currently consists of Messrs. Macaluso (Chairman), Jorgensen and Urbut, each of whom is independent under the rules of the NYSE and the SEC. The nominating and corporate governance committee met twice during the fiscal year ended January 2, 2010. The nominating and corporate governance committee is generally responsible for:

•	identifying, reviewing, evaluating and recommending potential candidates to serve as directors of our company;

•	recommending to the Board the number and nature of standing and special committees to be created by the Board;

•	recommending to the Board the members and chairperson for each Board committee;

•	developing, recommending and annually reviewing and assessing our Corporate Governance Guidelines and Code of Business Conduct and making recommendations for changes to the Board;

•	establishing and annually re-evaluating and recommending to the Board the standards for criteria for membership for, and the process of selection of, new and continuing directors for the Board;

•	communicating with our stockholders regarding nominees for the Board and considering whether to recommend these nominees to the Board;

•

evaluating annually the status of Board compensation in relation to comparable U.S. companies and reporting its findings to the Board, along with its recommendation of general principles to be used in determining the form and amount of director compensation;

•	periodically reviewing corporate governance matters generally and recommending action to the Board where appropriate;

•	reviewing and addressing any potential conflicts of interest of our directors and executive officers;

•	developing criteria for and assisting the Board in its annual self-evaluation; and

•	overseeing the annual evaluation of management of our company, including oversight of the evaluation of our Chief Executive Officer by the compensation committee.

The Board has adopted a written charter for the nominating and corporate governance committee.

Audit Committee. The audit committee currently consists of Messrs. Urbut (Chairman), Albrecht, Carlson and March, each of whom is independent under the rules of the NYSE and the SEC. The audit committee continued its long-standing practice of meeting directly with our internal audit staff to discuss the current year’s audit plan and to allow for direct interaction between the audit committee members and our internal auditors. The audit committee met four times during the fiscal year ended January 2, 2010. The audit committee is generally responsible for:

•	appointing, compensating, retaining, directing and overseeing our independent auditors;

•

reviewing and discussing with management and our independent auditors the adequacy of our disclosure controls and procedures and internal accounting controls and other factors affecting the integrity of our financial reports;

•	reviewing and discussing with management and our independent auditors critical accounting policies and the appropriateness of these policies;

•

reviewing and discussing with management and our independent auditors any material financial or non-financial arrangements that do not appear on the financial statements and any related party transactions;

•

reviewing our annual and interim reports to the SEC, including the financial statements and the “Management’s Discussion and Analysis” portion of those reports and recommending appropriate action to the Board;

•

discussing our audited financial statements and any reports of our independent auditors with respect to interim periods with management and our independent auditors, including a discussion with our independent auditors regarding the matters to be discussed by Statement of Auditing Standards No. 61 and No. 90;

•	reviewing relationships between our independent auditors and our company in accordance with Independence Standards Board Standard No. 1;

•	inquiring of management and our independent auditors about significant risks or exposures and assessing the steps management has taken to minimize those risks;

•	preparing the report of the audit committee required to be included in our proxy statement; and

•	creating and periodically reviewing our whistleblower policy.

The Board has determined in its own business judgment that all members of the audit committee are financially literate and have financial management expertise. The Board has designated Mr. Urbut, an independent director, as an audit committee financial expert in accordance with the requirements of the NYSE and the SEC.

The Board has adopted a written charter setting out the audit-related functions that the audit committee is to perform.

Please see page 38 of this Proxy Statement for the “Report of the Audit Committee.”

Compensation Committee. The compensation committee currently consists of Messrs. Albrecht (Chairman), Carlson, Jorgensen and March, each of whom is independent under the rules of the NYSE and the SEC. The compensation committee met three times during the fiscal year ended January 2, 2010. The compensation committee is generally responsible for:

•	establishing and reviewing our overall compensation philosophy and policies;

•	determining and approving the compensation level of our Chief Executive Officer;

•	reviewing and approving corporate goals and objectives relevant to the compensation of our executive officers;

•	evaluating at least annually the performance of our Chief Executive Officer and other executive officers in light of the approved goals and objectives;

•	examining and making recommendations to the Board with respect to the overall compensation program for managerial level employees;

•	reviewing and recommending to the Board for approval new compensation programs;

•	reviewing our incentive compensation, equity-based and other compensation plans and perquisites on a periodic basis;

•	reviewing employee compensation levels generally;

•	drafting and discussing our Compensation Discussion and Analysis required to be included in our annual proxy statement and recommending its inclusion to the Board; and

•	preparing the report of the compensation committee for inclusion in our annual proxy statement.

The Board has adopted a written compensation committee charter setting forth meeting requirements and responsibilities of the compensation committee.

Please see page 21 of this Proxy Statement for the “Compensation Committee Report.”

Code of Business Conduct

The Board has adopted a Code of Business Conduct that applies to all of our employees, including our Chief Executive Officer, chief financial officer and principal accounting officer. The Code includes guidelines relating to the ethical handling of actual or potential conflicts of interest, compliance with laws, accurate financial reporting and procedures for promoting compliance with, and reporting violations of, the Code.

Governance Documents

Copies of the Corporate Governance Guidelines, the Board committee charters and the Code of Business Conduct are available on our website at http://www.darlingii.com/investors.aspx. Stockholders may request copies of these documents free of charge by writing to Darling International Inc., 251 O’Connor Ridge Blvd., Suite 300, Irving, Texas 75038, Attn: Investor Relations.

Compensation Committee Interlocks and Insider Participation

During the fiscal year ended January 2, 2010, Messrs. Albrecht, Carlson, Jorgensen, Macaluso, March and Urbut served on the compensation committee at various times during the year. No compensation committee member (i) was an officer or employee of Darling, (ii) was formerly an officer of Darling or (iii) had any relationship requiring disclosure under the SEC’s rules governing disclosure of related person transactions. During the fiscal year ended January 2, 2010, we had no “interlocking” relationships in which (i) an executive officer of Darling served as a member of the compensation committee of another entity, one of whose executive officers served on the compensation committee of Darling, (ii) an executive officer of Darling served as a director of another entity, one of whose executive officers served on the compensation committee of Darling, or (iii) an executive officer of Darling served as a member of the compensation committee of another entity, one of whose executive officers served as a director of Darling.

PROPOSAL 1 – ELECTION OF DIRECTORS

Introduction

Our current Board consists of seven members. At the Annual Meeting, seven directors are to be elected to hold office. The nominees for election as directors are: O. Thomas Albrecht, C. Dean Carlson, Marlyn Jorgensen, Charles Macaluso, John D. March, Randall C. Stuewe and Michael Urbut.

At the Annual Meeting, the nominees for director are to be elected to hold office until the next annual meeting of stockholders and until their successors have been elected and qualified. Each of the nominees has consented to serve as a director if elected. If any of the nominees become unable or unwilling to stand for election as a director (an event not now anticipated by the Board), proxies will be voted for a substitute as designated by the Board. The following table sets forth the age, principal occupation and certain other information for each of the nominees for election as a director.

Name	Age	Principal Occupation
Randall C. Stuewe	47

Mr. Stuewe has served as our Chairman and Chief Executive Officer since February 2003. From 1996 to 2002, Mr. Stuewe worked for ConAgra Foods, Inc. as executive vice president and most recently as president of Gilroy Foods. Prior to serving at ConAgra Foods, he spent twelve years in management, sales and trading positions at Cargill, Incorporated.

Mr. Stuewe brings a seasoned set of management and operating skills to Darling’s Board. The Company believes Mr. Stuewe’s 25 plus years of experiences at various agriculture processing businesses qualifies him to be both Chairman and Chief Executive Officer.

O. Thomas Albrecht	63

Mr. Albrecht was employed by McDonald’s Corporation from 1977 until his retirement in March 2001. Most recently, from 1995 until March 2001, Mr. Albrecht served as a senior vice president and chief purchasing officer of McDonald’s Corporation. Since March 1, 2007, Mr. Albrecht has served as President of R&J Construction Supply, Inc. Mr. Albrecht has served as a director of our company since May 2002.

Mr. Albrecht brings an array of talents and experiences from his long tenure at McDonald’s Corporation, a world leader in the food service industry. A proven senior executive, Mr. Albrecht provides a wealth of experience, both domestic and internationally, in areas such as supply and vendor management and strategic planning and implementation. Mr. Albrecht serves as Chairman of our compensation committee and brings a thorough understanding of compensation systems necessary to retain and attract talent.

Name	Age	Principal Occupation
C. Dean Carlson	72

Mr. Carlson served as chairman of National By-Products, LLC (“NBP”) from January 1990 until May 2006. He also served as NBP’s President and Chief Executive Officer from January 1990 until January 2001. He served in several other positions at NBP from 1964 through 1989. Mr. Carlson has served as a director of our company since May 2006.

Mr. Carlson brings substantial rendering industry experience derived from his successful tenure at NBP. Mr. Carlson led the leveraged buyout and take private transaction of NBP prior to facilitating the sale to Darling in 2006.

Marlyn Jorgensen	70

Mr. Jorgensen served as a director of NBP from 1990 until May 2006. Since 1974, Mr. Jorgensen has been a member of the American Soybean Association and served as its president in 1990. He is also a member of the Iowa Farm Bureau and Iowa Producers Cooperative, in each of which he has held numerous positions. Mr. Jorgensen has served as a director of our company since May 2006.

Mr. Jorgenson brings to Darling’s Board a wealth of agriculture production knowledge with special emphasis on livestock production which is critical to Darling’s core business. In addition he has significant board experience having served on many public, private and not for profit boards and commissions. Mr. Jorgensen also has a particular knowledge in the area of agriculture and public policy with special emphasis at the federal level where he has helped secure passage of several pieces of national legislation.

Charles Macaluso	66	Since 1998, Mr. Macaluso has been a principal of Dorchester Capital, LLC, a management consulting and corporate advisory service firm focusing on operational assessment, strategic planning and workouts. From 1996 to 1998, he was a partner at Miller Associates, Inc., a workout, turnaround partnership focusing on operational assessment, strategic planning and crisis management. Mr. Macaluso currently serves as a director of the following companies: Global Crossing Ltd. (NASDAQ: GLBC), where he serves on the audit committee; Lazy Days RV SuperCenters, Inc., where he serves on the audit and compensation committees; GEO Specialty Chemicals, where he serves as the chairman of the board; Global Power Equipment Group Inc., where he serves as chairman of the board; Wellman Inc., where he serves as chairman of the board; and Pilgrim’s Pride Corporation (NYSE: PPC), where he serves on the audit committee. Mr. Macaluso has served as a director of our company since May 2002.

Name	Age	Principal Occupation
		Mr. Macaluso brings substantial experience from both private equity and public company exposure. His extensive experience serving on the boards of directors of numerous public companies brings to our Board valuable experience in dealing with the complex issues facing boards of directors today and makes him duly qualified to serve as our Lead Director.

John D. March	62

Mr. March was employed by Cargill, Incorporated from 1971 until his retirement in December 2007, where he held a variety of managerial positions throughout his career. Most recently, from January 2000 until December 2007, Mr. March served as Corporate Vice President Platform Leader – Cargill Grain and Oilseed Supply Chain; Cargill Food Ingredients – North America. Mr. March currently serves as a director of BioFuel Energy Corp. Mr. March has served as a director of our company since March 2008.

Through his long tenure at Cargill, Incorporated, a world leading producer and marketer of food, agricultural, financial and industrial products and services, Mr. March brings our Board tenured executive experience in global agriculture, food ingredients, biofuels and fats and oils.

Michael Urbut	61

Mr. Urbut has served as a director of FSB Global Holdings, Inc. or its predecessor Fresh Start Bakeries, Inc. since May 1999 and currently serves as chair of its audit committee. Previous to 1999, Mr. Urbut worked in various management capacities at several foodservice-related companies. Mr. Urbut has served as a director of our company since May 2005.

Mr. Urbut brings extensive experience as an executive in the foodservice and rendering industries. In addition, Mr. Urbut has spent a significant portion of his professional career as a financial executive. Mr. Urbut’s financial certification and education along with his current and past experiences as a Chief Financial Officer qualify him to be the Chairman of our audit committee and to serve as its financial expert.

Director Nomination Process

The Board is responsible for approving nominees for election as directors. To assist in this task, the Board has designated a standing committee, the nominating and corporate governance committee, which is responsible for reviewing and recommending nominees to the Board. This committee is comprised solely of independent directors as defined by the rules of the NYSE and the SEC.

The Board has a policy of considering director nominees recommended by our stockholders. A stockholder who wishes to recommend a prospective board nominee for the nominating and corporate governance committee’s consideration can write to the Nominating and Corporate Governance Committee, c/o Secretary, Darling International Inc., P.O. Box 141481, Irving, Texas 75014-1481. In addition to considering nominees recommended by stockholders, our nominating and corporate governance committee also considers prospective board nominees recommended by current directors, management and other sources. Our nominating and corporate governance committee evaluates all prospective board nominees in the same manner regardless of the source of the recommendation.

As part of the nomination process, our nominating and corporate governance committee is responsible for reviewing with the Board periodically the appropriate skills and characteristics required of directors in the context of the current make-up of the Board. This assessment includes issues of judgment, diversity, experience and skills. In evaluating prospective nominees, including nominees recommended by stockholders, our nominating and corporate governance committee looks for the following minimum qualifications, qualities and skills:

•	highest personal and professional ethics, integrity and values;

•	outstanding achievement in the individual’s personal career;

•	breadth of experience;

•	ability to make independent, analytical inquiries;

•	ability to contribute to a diversity of viewpoints among board members;

•

willingness and ability to devote the time required to perform board activities adequately (in this regard, the committee will consider the number of other boards of directors on which the individual serves); and

•	ability to represent the total corporate interests of our company (a director will not be selected to, nor will he or she be expected to, represent the interests of any particular group).

As set forth above, our nominating and corporate governance committee considers diversity as one of a number of factors in identifying nominees for director. It does not, however, have a formal policy in this regard. The committee views diversity broadly to include diversity of experience, skills and viewpoint as well as traditional diversity concepts such as race, national origin and gender. The committee considers its current practice to be effective in identifying nominees for director who are able to contribute to the Board from diverse points of view.

Stockholders who wish to submit a proposal for inclusion of a nominee for director in our proxy materials must also comply with the deadlines and requirements of our bylaws and of Rule 14a-8 promulgated by the SEC. Please see “Additional Information” in this Proxy Statement for more information regarding the procedures for submission by a stockholder of a director nominee or other proposals.

Required Vote

To be elected, each nominee for director must receive a majority of all votes cast (assuming a quorum is present) with respect to that nominee’s election. Abstentions and broker “non-votes” will not be counted as a vote cast with respect to a nominee.

Recommendation of the Board

The Board unanimously recommends that the stockholders vote “FOR” each of the nominees set forth in Proposal 1.

OUR MANAGEMENT

Executive Officers and Directors

Our executive officers and directors, their ages and their positions as of March 22, 2010, are as follows. Our executive officers serve at the discretion of the Board.

Name	Age	Position
Randall C. Stuewe	47	Chairman of the Board and Chief Executive Officer
John O. Muse	61	Executive Vice President – Finance and Administration
Neil Katchen	64	Executive Vice President – Operations
Michael L. Rath	45	Executive Vice President – Commodities and Risk Management
Robert H. Seemann	59	Executive Vice President – Sales and Services
John F. Sterling	46	Executive Vice President – General Counsel and Secretary
O. Thomas Albrecht (1) (2)	63	Director
C. Dean Carlson (1) (2)	72	Director
Marlyn Jorgensen (2) (3)	70	Director
Charles Macaluso (3)	66	Director
John D. March (1) (2)	62	Director
Michael Urbut (1) (3) (4)	61	Director

(1)	Member of the audit committee.
(2)	Member of the compensation committee.
(3)	Member of the nominating and corporate governance committee.
(4)	In accordance with requirements of the SEC and the NYSE listing requirements, the Board has designated Mr. Urbut as an audit committee financial expert.

For a description of the business experience of Messrs. Stuewe, Albrecht, Carlson, Jorgensen, Macaluso, March and Urbut, see “Proposal 1 – Election of Directors.”

John O. Muse has served as our Executive Vice President – Finance and Administration since February 2000.

Neil Katchen has served as our Executive Vice President – Operations since January 2010. Mr. Katchen has been an Executive Vice President of the Company since November 2001. From November 2001 to January 2010, he served under the titles of Executive Vice President – Operations and Executive Vice President – Chief Operating Officer, Retail and Service. From October 1997 to November 2001, he served as Vice President of our Eastern Region.

Michael L. Rath has served as our Executive Vice President – Commodities and Risk Management since June 2009. Prior to that, Mr. Rath spent in excess of twenty years at Archer-Daniels-Midland Company (ADM) during which he held various marketing and management positions, including most recently General Manager of Renewable Industrial Chemicals, with responsibility for the commercialization of ADM’s glycerin/sorbitol to propylene glycol. Prior to that, Mr. Rath was in ADM’s Industrial Oils Group with a main focus on the commercialization of ADM’s global biodiesel platform.

Robert H. Seemann has served as our Executive Vice President – Sales and Services since August 2004. From 2003 to 2004, Mr. Seemann served as Vice President of International and Foodservice of ConAgra Food Ingredients. From 2001 to 2003, Mr. Seemann served as Vice President Sales and Marketing of Gilroy Foods, a division of ConAgra.

John F. Sterling has served as our Executive Vice President – General Counsel and Secretary since August 2007. From 1997 to July 2007, Mr. Sterling worked for Pillowtex Corporation, where he served as Vice President, General Counsel and Secretary since 1999. Pillowtex Corporation filed for bankruptcy protection under Chapter 11 of the United States Bankruptcy Code on July 30, 2003.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

The following discussion and analysis contains statements regarding future individual and company performance targets and goals. These targets and goals are disclosed in the limited context of our company’s compensation programs and should not be understood to be statements of management’s expectations or estimates of results or other guidance. We specifically caution investors not to apply these statements to other contexts.

Overview of Darling’s Compensation Program

The compensation committee (for purposes of this analysis, the “committee”) of the Board oversees various executive and employee compensation plans and programs. It also has responsibility for continually monitoring these plans and programs to ensure that they adhere to our company’s compensation philosophy and objectives. The committee determines the appropriate compensation levels of all executives, including the named executive officers whose compensation is discussed below, taking into account all forms of compensation, including retirement and post-retirement benefits and fringe benefits. In determining various long-term and short-term compensation components, the committee considers our company’s performance, the current operating environment, relative shareholder return, and market compensation for similarly-situated executives. The committee believes that the total compensation paid to the Chief Executive Officer, Executive Vice President–Finance and Administration (our principal financial officer) and the named executive officers should be fair, reasonable and competitive, taking the above factors into account. Throughout this Proxy Statement, our Chief Executive Officer and Executive Vice President–Finance and Administration, as well as the other individuals included in the Summary Compensation Table, are referred to as the “named executive officers.”

The committee also evaluates and makes recommendations to the Board regarding our officer and director compensation plans, policies and programs, and reviews benefit plans for officers and employees. The committee’s charter, which can be found on our website at http://www.darlingii.com/Investors.aspx, reflects the above-mentioned and other responsibilities. The committee and the Board periodically review and, as appropriate, revise the charter.

The committee’s membership is determined by the Board and is composed entirely of independent directors, as defined under SEC rules and the listing standards of the NYSE. Additionally, each member of the committee is an “outside director” within the meaning of Section 162(m) of the Internal Revenue Code. The committee meets as often as appropriate, but not less than twice annually, and it may also consider and take action by written consent. Mr. Albrecht, the committee chairman, reports on committee actions and recommendations from time to time at Board meetings. In addition, the committee has the authority to engage the services of outside advisers, experts and others to assist the committee.

This year, the committee again has been particularly mindful of the troubled state of the U.S. and world economies and the sensitivities of the public (including our stockholders) to compensation awards that are not tied to performance. In addition, the committee had discussed with the Board and our executives our continued emphasis on conservative management and our compensation philosophy, which is designed to minimize excessive risk-taking by allocating a significant portion of executive compensation to long-term incentives, as discussed more fully below. The committee notes that despite a challenging economy our company had $597.8 million in net sales in fiscal 2009 and fiscal 2009 net income of $41.8 million.

Use of Consultant. During fiscal 2004, pursuant to the independent authority provided in its charter, the committee first engaged Hewitt Associates (“Hewitt”), an outside global human resources consulting firm, to review executive compensation and our company’s incentive programs. The committee, together with Hewitt, developed the Darling International Inc. 2004 Omnibus Incentive Plan (the “2004 Omnibus Plan”), which our stockholders subsequently approved. Under the 2004 Omnibus Plan, the committee has the discretion to create additional “subplans.” In 2005, the committee, in collaboration with Hewitt, adopted a Long-Term Incentive Program Policy Statement (the “2005 LTIP Program”) to use as guidance in issuing long-term incentive compensation to our executive officers pursuant to the 2004 Omnibus Plan. The committee continues to consult with Hewitt from time to time in connection with its periodic review and refinement of our compensation programs (including those for our outside directors). Hewitt provided no other services to our company during fiscal 2009.

Development of 2009 Executive Compensation Program. The committee periodically reviews our comprehensive executive compensation program to ensure that it remains competitive and is providing the proper mix of cash, equity, long-term and short-term incentive compensation for our executives. During the review, the committee also analyzes its compensation philosophy and considers refinements to ensure continuing alignment of the elements of the program with stockholder interests. Therefore, during 2008, the committee engaged Hewitt to assist the committee in conducting a thorough review of our company’s executive compensation program, including our company’s incentive programs. As a result of this review, Hewitt made various recommendations to the committee for refinements to our company’s executive compensation program. On January 15, 2009, the committee adopted an Executive Compensation Program Policy Statement (the “2009 Compensation Policy”), which supersedes the 2005 LTIP Program for fiscal 2009 and beyond. The 2009 Compensation Policy, as further described below, differs from the prior year program in several respects, including the identification of three new comparison groups and a change in the financial objective component of the annual cash incentive and long-term incentive awards from an “EBITDA” target to a measurement of our company’s yearly return on gross investment (or ROGI). The committee concluded that a ROGI financial goal would better reflect the Board’s current and long-term strategic and financial objectives by evaluating our company’s relative performance to a comparison group over an extended period of time.

Compensation Program Objectives

The committee believes that the most effective executive compensation program is one that is designed to reward the achievement of specific annual, long-term and strategic goals and to align executives’ interests with those of our stockholders by rewarding performance above established goals with the ultimate objective of improving stockholder value. In addition, the committee evaluates both performance and compensation to ensure that we maintain the ability to attract and retain superior employees in key positions and that compensation provided to key employees remains competitive relative to the compensation paid to similarly situated executives in the Comparison Group (as discussed below). To achieve these objectives, the committee believes that executive compensation packages provided by our company to our executives, including the named executive officers, should include both cash and stock-based compensation that reward performance as measured against established goals. The executive compensation program is designed to encourage executive officers to pursue strategies that serve the interests of our company and stockholders, and not to promote excessive risk taking by our executives.

Setting Executive Compensation

Based on the foregoing objectives, the committee has structured our company’s annual and long-term incentive-based cash and non-cash executive compensation to motivate executives to achieve the business goals set by our company and to reward the executives for achieving those goals. Moreover, each year the committee reviews the executive compensation policies to ensure a nexus between executive compensation and the creation of stockholder value. Therefore, each executive’s compensation is linked directly to our company’s performance through our use of a bonus structure that rewards exceptional performance, based upon the achievement of pre-established financial and operational goals and individual management objectives. The committee considers both long-term and near-term strategic and financial objectives in designing our company’s overall compensation programs. Each element of the program is addressed in the context of competitive conditions. In determining competitive compensation levels, the committee considers annual guidance from Hewitt, particularly analysis provided by Hewitt with respect to total compensation and each element of compensation for executives for selected peer companies (collectively, the “Comparison Group”), and reviews of executive compensation paid by comparably-sized public companies. In the course of its review of our executive compensation program, Hewitt considered the appropriate Comparison Group to be used for this analysis, taking into consideration the lack of any publicly traded direct competitors and the cyclical nature of our business due to the fluctuation in commodity prices. As a result, for the 2009 Compensation Policy, Hewitt recommended, and the Committee adopted, the use of three separate Comparison Groups in the analysis of our executive compensation program. With respect to a market assessment of the total compensation paid to our executives, the Comparison Group used was comprised of a general industry group of companies available from Hewitt’s Total Compensation Measurement™ database. For

2009, this included 59 companies with a median revenue level of approximately $1.0 billion. Further, the market data was developed and analyzed using regression analysis, based on our company’s 2008 annual revenue size of $807 million. With respect to compensation structure (i.e., pay mix and plan design), the Comparison Group used was comprised of a group of 31 companies selected by Hewitt due to their similar characteristics to our company, including companies in the agricultural, animal slaughtering and meat processing, waste product and renewable energy industries. With respect to the setting of performance standards, the Comparison Group used is comprised of a multi-industry group of 126 companies selected by Hewitt. This group includes companies in cyclical industries as well as companies included in the compensation structure group.

The committee compares numerous elements of executive compensation (i.e., base salaries, annual incentive compensation, long-term incentive compensation, retirement benefits and certain material perquisites) to establish whether our company’s proposed compensation programs are competitive with those offered by members of the Comparison Group. The committee generally sets total compensation for the named executive officers at or near the 50th percentile of total compensation paid to similarly situated executives of the companies comprising the Comparison Group. Variations from the 50th percentile level may occur, as dictated by the experience level of the individual and market factors. Further, the 50th percentile compensation target may be exceeded for a year in which performance significantly exceeds goals. For fiscal 2009, the committee believes that the total compensation set for the named executive officers was at or near the 50th percentile of total compensation paid to similarly situated executives of the companies comprising the Comparison Group.

A significant percentage of total compensation is allocated to incentive compensation that rewards exceptional performance as a result of the objectives mentioned above. The committee reviews information provided by Hewitt to determine the appropriate level and mix of incentive compensation, based on the Comparison Group and “best practices” employed by consistently high-performing companies. Incentive compensation is paid as a result of the performance of our company and/or the individual, depending on the type of award, compared to established goals. Although performance levels are established at levels that are reasonably obtainable, executive officers must attain better than expected planned performance in order to earn a significant percentage of available incentive compensation and no incentive based compensation will be paid for years in which we do not obtain the pre-established performance goals.

Role of Executive Officers in Compensation Decisions

The committee makes all compensation decisions for the named executive officers. The Chief Executive Officer annually reviews the performance of each named executive officer (other than himself, as his performance is reviewed by the committee). The conclusions reached by the Chief Executive Officer and recommendations based on these reviews, including with respect to salary adjustments and annual award amounts, are presented to the committee. The committee then exercises its discretion in modifying any recommended adjustments or awards to executives.

Elements of Compensation for Fiscal 2009

For fiscal 2009, the elements of compensation for the named executive officers were:

•	base salary;

•	annual incentive bonus;

•	long-term incentive compensation;

•	retirement benefits; and

•	perquisites and other personal benefits.

In addition, the employment agreement with our Chief Executive Officer and Senior Executive Termination Benefits Agreements with certain other named executive officers provide for potential payments upon termination of employment for a variety of reasons. Each of the elements of our company’s executive compensation program for fiscal 2009 is discussed in the following paragraphs.

Base Salary. Our company provides named executive officers and other employees with a base salary to compensate them for services rendered during each fiscal year. Base salary ranges for named executive officers are determined for each executive based on his position and responsibility by using market data supplied by Hewitt. Base pay is designed to be competitive compared with median prevailing market rates at general industrial companies that have similar total revenue and market capitalization and/or compete with our company for management talent. The committee, in consultation with Hewitt, periodically reviews base salaries of senior executives, in addition to those established by employment agreements, to determine if adjustment is necessary based on competitive practices and economic conditions. Base salary for senior executives will also be reviewed and adjustment may be made based on individual performance and the individual’s skills, experience and background.

Annual Incentive Bonus. The 2009 Compensation Policy provides for an annual incentive bonus opportunity for each of our executives, including the named executive officers. In determining the amount of the target annual incentive bonus under the 2009 Compensation Policy, the committee considered several factors, including the desire to ensure that a substantial portion of potential total compensation is performance based and the advice of Hewitt as to compensation practices at other companies in the Comparison Group, as well as general information on “best practices” among high-performing companies.

In the 2009 Compensation Policy, the committee established the target components of the annual incentive bonus with specific elements in both financial and business objective areas. The financial objective component of the annual incentive bonus is based on our company’s yearly return on gross investment (or ROGI), which is defined as earnings before interest, taxes, depreciation and amortization divided by the sum of total assets plus accumulated depreciation minus other liabilities (other than those incurred to financing institutions), including, but not limited to, accounts payable, accrued expenses, pension liabilities, other non-current liabilities and deferred income taxes. The committee has the ability to adjust annual ROGI based on extraordinary events. The business objective component of the annual incentive bonus is predicated on both our company’s achievement of a minimum ROGI target and a program participant’s achievement of specific strategic, personal and operational goals (“SOPs”). A program participant may receive between 0% and 100% of his target payout with respect to the SOPs component depending on such participant’s performance for the fiscal year. Each program participant must achieve a minimum of 75% of his SOPs to receive any payout for the business component of the annual incentive bonus. Incentive compensation earned under each component is calculated independently and then aggregated to determine the total amount of a participant’s annual incentive bonus. Assuming our company’s achievement of 100% of targeted ROGI and the participant’s achievement of 100% of his SOPs, the financial objective component would make up 75% and the business objective component would make up 25% of a participant’s total annual incentive bonus. The committee set incentive award levels with reference to competitive conditions and to motivate executives by providing substantial bonus payments for the achievement of both our company’s and individual goals.

The committee selected ROGI as the relevant company financial goal in the 2009 Compensation Policy because the committee believes that a ROGI financial goal will better reflect our Board’s current and long-term strategic and financial objectives by evaluating our company’s relative performance to a comparison group over an extended period of time.

The SOPs were established based on objective factors. The types and relative importance of the SOPs varied among our executives depending upon their positions and the particular operations or functions for which they were responsible and included:

•	achieving pre-established levels of selling, general and administrative expenses;

•	achieving certain per unit operating costs;

•	achieving sales growth;

•	achieving safety goals; and

•	achieving certain strategic initiatives.

Following the end of the year, the committee analyzed each executive’s performance to determine to what extent the SOPs were met during the year. Following a recommendation from our Chief Executive Officer (except as to himself), the committee determined a payout percentage for each executive, including the Chief Executive Officer, based on its assessment of the achievement of these goals.

Pursuant to the 2009 Compensation Program, a program participant will receive 100% of his target payout with respect to the financial measure component of the annual incentive award if our company attains an annual ROGI for the fiscal year equal to the 50th percentile of the Comparison Group (the target ROGI) as calculated by Hewitt. For fiscal 2009, Hewitt calculated this target ROGI as 15.2%. In addition, in accordance with the terms of the 2009 Compensation Program, the committee also set a threshold and maximum ROGI for each program participant between which the participant would receive a percentage of target payout between 25% (for achievement of the 25th percentile of the Comparison Group ROGI) and 400% (for achievement of the 90th percentile of the Comparison Group ROGI) depending on the actual ROGI achieved. Each program participant is eligible for receipt of the SOPs component of the annual incentive award upon our company’s achievement of the 25th percentile of the Comparison Group ROGI and achievement of at least 75% of the SOPs. The threshold, target and maximum annual incentive bonus opportunity for each of the named executive officers is shown in the Estimated Future Payouts Under Non-Equity Incentive Plan Awards column of the fiscal year 2009 Grants of Plan Based Awards Table included elsewhere in this Proxy Statement.

Our company exceeded the target ROGI for fiscal 2009, and, therefore, an annual incentive bonus was awarded to each of the named executive officers. The amount of the bonus for each named executive officer is included in the Non-Equity Incentive Plan Compensation column of the fiscal year 2009 Summary Compensation Table included elsewhere in this Proxy Statement.

Long-Term Incentive Compensation. The principal purpose of the long-term incentive portion (“LTIP”) of our executive compensation program is to encourage our executives to enhance the value of our company and, hence, the price of our company’s stock and the stockholders’ return. The long-term incentive component of the compensation system is also designed to create retention incentives for the individual and to provide an opportunity for increased equity ownership by executives through the granting of long-term equity based awards. We also believe that long-term equity based awards disincentivize excessive risk-taking by our executives by aligning our executives’ interests with our company’s and our stockholders’ long-term interests. Under the 2004 Omnibus Plan, the committee may grant various types of equity based awards, including performance based restricted stock and stock options. The long term incentive element of the 2009 Compensation Policy provides for annual equity grant award opportunities for each of our named executives, which awards are composed of 75% restricted stock and 25% stock options and are subject to our company meeting certain financial objectives for the relevant fiscal year. The committee sets a target grant dollar value for each participant, which may range from 20% to 70% of the participant’s base salary. In making that determination, the committee considers the impact of the grant in the context of each executive’s aggregate compensation package. A program participant will receive 100% of his target grant dollar value if our company attains the target ROGI, which as stated above was calculated by Hewitt to be 15.2%. The actual amount of the award will be based on our company’s actual trailing five-year ROGI average and may range from between 50% (for achievement of from the 5th percentile to the 25th percentile of the Comparison Group ROGI) and 150% (for achievement of the 75th percentile or higher of the Comparison Group ROGI) of the target grant dollar value. This program is designed to ensure that the program participants will receive some level of equity grant annually so long as our company is profitable, which the committee believes maximizes the retention element of our company’s long term incentive program.

Performance Based Restricted Stock. Performance based restricted stock awarded under the 2009 Compensation Policy does not have an exercise price and vests over a period of three years, with 25% vesting immediately upon issuance and 25% vesting on each of the next three anniversaries of the grant date. In accordance with the terms of the 2009 Compensation Policy, such restricted stock is granted on the fourth business day after the Company releases its annual financial results, and the number of shares of restricted stock granted is determined using the fair market value of our company’s common stock on the third business day after the company releases its annual financial results. As stated above, our company exceeded the target ROGI for fiscal 2009, and, therefore, restricted stock was granted and issued to the program participants on March 9, 2010. The number of shares of restricted stock issued to the participants was determined based on the closing price of our common stock on the NYSE on March 8, 2010. The number of shares of restricted stock issued to the named executive officers is shown in the Estimated Future Payouts Under Equity Incentive Plan Awards column of the fiscal year 2009 Grants of Plan-Based Awards Table included elsewhere in this Proxy Statement.

Stock Options. Stock options awarded under the 2009 Compensation Policy are granted on the fourth business day after our company releases its annual financial results and vest over a period of three years, with

25% vesting immediately upon issuance and 25% vesting on each of the next three anniversaries of the grant date. The number of stock options granted is determined using the fair market value of our company’s common stock on the third business day after the company releases its annual financial results. In addition, in accordance with the terms of the 2009 Compensation Policy, the exercise price of the stock options is equal to the fair market value of our company’s common stock on the third business day after the company releases its annual financial results. As stated above, our company exceeded the target ROGI for fiscal 2009, and, therefore, stock options were granted to the program participants on March 9, 2010. The number of stock options issued to the participants and the exercise price of such stock options was determined based on the closing price of our common stock on the NYSE on March 8, 2010. The number of stock options issued to the named executive officers is shown in the All Other Option Awards column of the fiscal year 2009 Grants of Plan-Based Awards Table included elsewhere in this Proxy Statement.

Additional Awards. The committee periodically evaluates the advisability of grants of long-term incentives to our executives and other employees. The committee will make additional awards as it determines are appropriate, advisable and in the best interests of our company, all in accordance with the 2004 Omnibus Plan.

Practices Regarding the Grant of Options and Other Equity-Based Awards. If applicable, our company generally makes grants to our named executive officers and other senior management on a once-a-year basis. The committee typically approves equity award opportunities at the beginning of a fiscal year in connection with its adoption of an executive compensation program for such upcoming fiscal year. The grants of the equity awards then generally occur during the first quarter of the following fiscal year once it has been determined that, and the committee certifies that, the applicable performance measures have been met. From time to time the committee makes discretionary grants of equity awards to other employees who do not participate in the executive compensation program. These grants are generally made at the same time that the grants are made to participants in the executive compensation program, based on recommendations by management and performance of such nonexecutive employees during the prior fiscal year.

Our company does not have a program, plan or practice to time annual or ad hoc grants of stock options or other equity-based awards in coordination with the release of material non-public information or otherwise. Our company does not have any program, plan or practice of awarding options and setting the exercise price based on the stock’s price on a date other than the grant date or the business day immediately preceding the grant date. Our company does not have a practice of determining the exercise price of option grants by using average prices or lowest prices of our common stock in a period preceding, surrounding or following the grant date.

Retirement Benefits. Our company’s Salaried Employees’ Retirement Plan is a non-contributory defined benefit plan. Office and supervisory employees not covered under another plan automatically become participants in the Salaried Employee’s Retirement Plan on the earlier of January 1 or July 1 following completion of 1,000 hours of service in a consecutive twelve-month period. Upon meeting the eligibility requirement, employees are recognized as participants from the date of commencement of their service with our company. Eligible employees become fully vested in their benefits after completing five years of service. Benefits under the Salaried Employee’s Retirement Plan are calculated on “average monthly pay” based upon the highest 60 consecutive months of the latest 120 months (and subject to the limitations discussed above) and the years of service completed.

As part of a comprehensive overhaul of our company’s retirement benefit programs, the pension benefit accrued by participants in the Salaried Employee’s Retirement Plan was changed effective January 1, 2008. All participants are entitled to their accrued benefit as of December 31, 2007. The basic pension benefit up until December 31, 2007 was equal to 45% of the employee’s average monthly pay, reduced proportionally for years of service less than 25 years, with such multiple increasing by 0.5% per year for years of service in excess of 25 years to a maximum of 15 additional years. Effective January 1, 2008, for service years earned going forward, the benefit accrual will be 0.25% per year. Benefits are not subject to reduction for Social Security benefits or any other offset. In addition, our company offers a 401(k) plan to all of its eligible salaried employees. The 401(k) plan includes an employer contribution ranging from 2% to 5% of a participant’s base salary, based on age.

Perquisites and Other Personal Benefits. Our company provides named executive officers with perquisites and other personal benefits, reflected in the All Other Compensation column in the Summary Compensation Table included elsewhere in this Proxy Statement, that our company and the committee believe are reasonable and consistent with our overall compensation program to better enable our company to attract and retain superior employees for key positions. The committee periodically reviews the levels of perquisites and other personal benefits provided to named executive officers.

These perquisites include automobile allowances and/or use of company automobiles, club dues and participation in the plans and programs described above.

Employment Arrangements and Post-Termination Compensation. Our company has entered into an employment agreement with our Chief Executive Officer and Senior Executive Termination Benefits Agreements with certain other of our officers, including each of the named executive officers, that provide for, among other things, potential payments and other benefits upon termination of employment for a variety of reasons. In addition, our company entered into a Separation and Consulting Agreement with Mark Myers following his retirement from the company on January 3, 2010. See “Mr. Stuewe’s Employment Agreement” and “Potential Payments upon Termination or Change-in-Control” included elsewhere in this Proxy Statement for a description of these agreements, including the severance benefits thereunder.

The committee believes that these severance arrangements are an important part of overall compensation for our named executive officers. The committee approved specific change of control provisions in certain of these agreements to provide reasonable personal protection to our senior executives in the context of an actual or potential change of control of our company. In addition, the committee views these arrangements as preventing management distraction during the critical periods prior to and immediately following a change of control. The committee also believes that severance and change of control arrangements are important as a recruitment and retention device, as most of the companies with which we compete for executive talent have similar agreements in place for their senior employees.

Tax and Accounting Implications

Deductibility of Executive Compensation. Section 162(m) of the Internal Revenue Code places a limitation on tax deductions of any publicly-held corporation for individual compensation to certain executives of that corporation exceeding $1,000,000 in any taxable year, unless the compensation is performance-based. The committee uses, where practical, compensation policies and programs that preserve the tax deductibility of executive compensation; however, the committee at its sole discretion may approve payment of nondeductible compensation from time to time if the committee determines that it is in the best interest of our company to do so.

Accounting for Stock Based Compensation. Our company’s stock option grant policies have been impacted by the implementation of SFAS No. 123R, which we adopted in the first quarter of fiscal 2006. Under this accounting pronouncement, we are required to value unvested stock options granted prior to our adoption of SFAS No. 123R under the fair value method and expense those amounts in the income statement over the stock option’s remaining vesting period.

COMPE NSATION COMMITTEE REPORT

The compensation committee of the Board has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on that review and those discussions, the compensation committee recommends to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

THE COMPENSATION COMMITTEE

O. Thomas Albrecht, Chairman
C. Dean Carlson
Marlyn Jorgensen
John D. March

Summary Compensation Table

The following table sets forth certain information with respect to the total compensation paid or earned by each of our named executive officers for our fiscal years 2009, 2008 and 2007.

Name and Principal Position	Year	Salary	Bonus			Stock Awards		Option Awards	Non-Equity Incentive Plan Compen- sation (5)	Change in Pension Value and Nonqualified Deferred Compen- sation Earnings (6)	All Other Compen- sation		Total
Randall C. Stuewe Chairman and Chief Executive Officer	2009 2008 2007	$675,000 637,000 600,000	$	— — 505,902	(1)	$531,563 373,000 373,000	(2) (3) (4)	$103,509 — —	$889,196 2,278,620 1,197,003	$13,047 15,843 17,019	$37,537 32,941 24,734	(7)	$2,249,852 3,337,404 2,717,658

John O. Muse Executive Vice President – Finance and Administration	2009 2008 2007	336,000 331,250 309,000		— — 336,425	(1)	189,000 144,000 144,000	(2) (3) (4)	36,802 — —	309,858 844,688 440,326	41,386 62,258 55,276	36,118 33,766 20,991	(8)	949,164 1,415,962 1,306,018

Neil Katchen Executive Vice President – Chief Operations Officer	2009 2008 2007	269,000 265,000 250,000		— — 126,476	(1)	136,181 134,000 134,000	(2) (3) (4)	26,519 — —	246,390 413,069 253,124	(6,280 6,799 38,870)	21,136 27,971 10,737	(9)	692,946 846,839 813,207

Mark A. Myers(12) Executive Vice President – COO, Midwest Rendering	2009 2008 2007	450,000 445,403 427,215		— — 126,476	(1)	— — —		— — —	293,764 489,888 317,741	13,074 4,732 —	79,271 24,755 32,561	(10)	836,109 964,778 903,993

John F. Sterling (13) Executive Vice President – General Counsel and Secretary	2009 2008 2007	258,000 253,000 —		— — —		130,613 100,000 —	(2) (3)	25,430 — —	242,764 410,751 —	3,839 11,058 —	23,708 19,951 —	(11)	684,354 794,760 —

(1)	Represents cash payments made in fiscal 2007 pursuant to a discretionary plan relating to the successful integration of NBP.
(2)	Represents the aggregate grant date fair value computed in accordance with FASB ASC Topic 718 of the performance based restricted stock award granted on March 9, 2010 pursuant to the 2009 LTIP. See “Elements of Compensation for Fiscal 2009 – Long-Term Incentive Compensation” on page 19. See Note 12 of the consolidated financial statements in our Annual Report for the fiscal year ended January 2, 2010 regarding assumptions underlying valuation of equity awards.
(3)	Represents the aggregate grant date fair value computed in accordance with FASB ASC Topic 718 of the performance based restricted stock award granted on March 10, 2009.
(4)	Represents the aggregate grant date fair value computed in accordance with FASB ASC Topic 718 of the performance based restricted stock award granted on March 3, 2008.
(5)	The amounts reported in the Non-Equity Incentive Plan Compensation column reflect the amounts earned and payable to each named executive officer for fiscal 2009, 2008 and 2007, as the case may be, under the applicable annual incentive plan. For fiscal 2009, these amounts are the actual amounts earned under the awards described in the fiscal 2009 Grants of Plan-Based Awards table on page 24. For fiscal 2009, payments under the annual incentive plan were calculated as described in “Elements of Compensation for Fiscal 2009 – Annual Incentive Bonus” on page 18.
(6)	The item for fiscal 2009 represents the change in the actuarial present value of the named executive officers’ accumulated benefits under the Darling International Inc. Salaried Employees’ Retirement Plan from January 3, 2009 to January 2, 2010. This change is the difference between the fiscal 2008 and fiscal 2009 measurements of the present value, assuming that benefit is not paid until age 65. Historically, our company has used an October 1 measurement date for its defined benefit plans. Our company changed to a fiscal year end measurement date at the end of fiscal 2008 as required by SFAS 158, Employers’ Accounting for Defined Benefit Pension and Other Post-Retirement Plans – an Amendment of FASB Statements No. 87, 88, 106 and 132(R). Thus, the item for fiscal 2008 represents the change in the actuarial present value of the named executive officers’ accumulated benefits under the Darling International Inc. Salaried Employees’ Retirement Plan from October 1, 2007 to January 3, 2009. This change is the difference between the fiscal 2007 and fiscal 2008 measurements of the present value, assuming that benefit is not paid until age 65. The item for fiscal 2007 represents the change in the actuarial present value of the named executive officers’ accumulated benefits from October 1, 2006 to October 1, 2007. This change is the difference between the fiscal 2006 and fiscal 2007 measurements of the present value, assuming that benefit is not paid until age 65. Each of these amounts was computed using the same assumptions used for financial statement reporting purposes under FAS 87, Employers’ Accounting for Pensions as described in Note 13 of the consolidated financial statements in our Annual Report for the fiscal year ended January 2, 2010.

(7)	Represents $13,301 in personal auto use, $6,000 in auto allowance, $6,096 in club dues paid by our company, $2,340 in group life and $9,800 in employer contributions and employer discretionary contributions to our company’s 401(k) plan.
(8)	Represents $10,500 in auto allowance, $5,992 in club dues paid by our company, $4,926 in group life and $14,700 in employer contributions and employer discretionary contributions to our company’s 401(k) plan.
(9)	Represents $2,571 in personal auto use, $3,865 in group life and $14,700 in employer contributions and employer discretionary contributions to our company’s 401(k) plan.
(10)	Represents $12,000 in auto allowance, $4,386 in group life and $12,250 in employer contributions and employer discretionary contributions to our company’s 401(k) plan. Also includes an additional $50,635 paid to Mr. Myers on March 9, 2010 in accordance with the terms of his separation and consulting agreement, which amount represents the cash award in lieu of any equity grants under our company’s 2009 LTIP. See “Potential Payments upon Termination or Change of Control” beginning on page 28 for a description of Mr. Myers’ separation and consulting agreement.
(11)	Represents $9,247 in personal auto use, $3,822 in club dues paid by our company, $839 in group life and $9,800 in employer contributions and employer discretionary contributions to our company’s 401(k) plan.
(12)	As previously noted, Mr. Myers retired from the Company effective January 3, 2010.
(13)	Mr. Sterling did not become a named executive officer until fiscal 2008. Accordingly, no information is given in this table for fiscal years prior to 2008.

Grants of Plan-Based Awards

The following table sets forth certain information with respect to the plan-based awards granted to the named executive officers during the fiscal year ended January 2, 2010.

Name		Estimated Future Payouts Under Non-Equity Incentive Plan Awards (2)			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Under- lying Options (#) (4)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards
	Grant Date (1)	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#) (3)	Maximum (#)
Randall C. Stuewe	1/15/09	$206,719	$472,500	$1,535,625	—	64,746	—	—	21,581	$8.21	$ $	531,563 103,509	(6) (7)

John O. Muse	1/15/09	$73,500	$168,000	$546,000	—	23,021	—	—	7,673	$8.21	$ $	189,000 36,802	(6) (7)

Neil Katchen	1/15/09	$58,844	$134,500	$437,125	—	16,587	—	—	5,529	$8.21	$ $	136,181 26,519	(6) (7)

Mark A. Myers (5)	1/15/09	$68,906	$157,500	$511,875	—	—	—	—	—	—		—

John F. Sterling	1/15/09	$56,438	$129,000	$419,250	—	15,909	—	—	5,302	$8.21	$ $	130,613 25,430	(6) (7)

(1)	Represents the date that the compensation committee adopted the 2009 Compensation Policy that contained award opportunities for each named executive officer dependant upon the achievement of pre-established financial and operational goals.
(2)	Non-equity incentive awards granted each of the named executive officers pursuant to the 2009 annual incentive plan. These amounts assume achievement of 100% of the SOPs of the personal objective component of the annual incentive bonus payable pursuant to the annual incentive plan. Actual payments under these awards have already been determined and paid and are included in the Non-Equity Incentive Plan Compensation column of the fiscal year 2009 Summary Compensation Table. For a detailed discussion of the annual incentive plan for fiscal year 2009, see “Elements of Compensation for Fiscal 2009 – Annual Incentive Bonus” on page 18.
(3)	Represents the performance based restricted stock which was granted and issued to the recipients on March 9, 2010, after it was determined that our company exceeded the minimum pre-established financial goal. The number of shares of such performance based restricted stock was determined based on the closing price of our company’s common stock on the NYSE on March 8, 2010 (the “March 8 Closing Price”). The awards vest in four equal installments, with the first installment vesting immediately upon the grant date and the remaining three installments vesting on the next three anniversary dates of the grant. Pursuant to the 2009 Compensation Policy and based on the March 8 Closing Price, the range of the award opportunity for performance based restricted stock for each named executive officer was as follows: 21,582 to 64,746 shares for Mr. Stuewe; 7,674 to 23,021 shares for Mr. Muse; 5,529 to 16,587 shares for Mr. Katchen; 6,166 to 18,499 shares for Mr. Myers; and 5,303 to 15,909 shares for Mr. Sterling. For a detailed discussion of the restricted stock awards, see “Elements of Compensation for Fiscal 2009 – Long-Term Incentive Compensation” on page 19.
(4)

Represents the stock options which were granted and issued to the recipients on March 9, 2010, after it was determined that our company exceeded the minimum pre-established financial goal. The number of stock options issued and the exercise price of such stock options were determined based on the March 8 Closing Price. The awards vest in four equal installments, with the first installment vesting immediately upon the grant date and the remaining three installments vesting on the next three anniversary dates of the grant. Pursuant to the 2009 Compensation Policy and based on the March 8 Closing Price, the range of the award opportunity for stock options for each named executive officer was as follows: 7,193 to 21,581 for Mr. Stuewe; 2,557 to 7,673 for Mr. Muse; 1,842 to 5,529 for Mr. Katchen; 2,055 to 6,166 shares for Mr. Myers; and 1,767 to 5,302 for Mr. Sterling. For a detailed discussion of the stock option awards, see “Elements of Compensation for Fiscal 2009 – Long-Term Incentive Compensation” on page 19.

(5)	As previously noted, Mr. Myers retired from our Company effective January 3, 2010. Accordingly, no equity awards were issued to Mr. Myers.
(6)	Represents the grant date fair value of the performance based restricted stock award granted on March 9, 2010, computed in accordance with FAS 123R.
(7)	Represents the grant date fair value of the stock option award granted on March 9, 2010, computed in accordance with FAS 123R.

Mr. Stuewe’s Employment Agreement

We are party to an employment agreement with Mr. Stuewe that was amended and restated effective as of January 1, 2009, pursuant to which Mr. Stuewe is employed through December 31, 2010 with automatic extensions thereafter unless Mr. Stuewe’s employment is terminated earlier (i) by our company without cause (as defined in the agreement and discussed below) on not less than thirty days prior notice to Mr. Stuewe, (ii) by our company for cause (as defined in the agreement and discussed below) or upon Mr. Stuewe’s death or disability or (iii) by Mr. Stuewe for good reason (as defined in the agreement and discussed below).

Mr. Stuewe is employed as our Chairman and Chief Executive Officer. The employment agreement provides for a minimum annual base salary of $675,000, subject to increases at the discretion of the compensation committee of our Board, and an annual bonus paid pursuant to our company’s employee bonus plan in accordance with personal and company performance targets established annually by our compensation committee in consultation with Mr. Stuewe. The agreement also provides for Mr. Stuewe to receive our standard retirement and welfare benefits for executive officers. Furthermore, under his employment agreement, Mr. Stuewe is entitled to receive an allowance of $2,000 per month for the exclusive purpose of purchasing or leasing a new automobile of his choice.

Cause is defined in Mr. Stuewe’s employment agreement to mean: (i) Mr. Stuewe’s breach of certain covenants in the employment agreement, including covenants in respect of confidentiality, non-competition and non-solicitation by Mr. Stuewe, (ii) Mr. Stuewe’s conviction by, or entry of a plea of guilty or no contest in, a court of competent and final jurisdiction for any crime (whether felony or misdemeanor) involving moral turpitude or punishable by imprisonment, (iii) Mr. Stuewe’s commission of any crime, act of fraud, embezzlement or theft upon or against our company in connection with his duties or in the course of his employment with our company or otherwise, or Mr. Stuewe’s commission of any crime, act of fraud, embezzlement or theft upon or against any third party, (iv) Mr. Stuewe’s continuing failure or refusal to perform his duties as required by the employment agreement or (v) gross negligence, insubordination, material violation by Mr. Stuewe of any duty of loyalty to our company or any other material misconduct on the part of Mr. Stuewe. In order to be terminated for the reasons stated in (iv) and (v), Mr. Stuewe must receive written notice from the Board stating the nature of Mr. Stuewe’s failure or refusal to comply with the terms of the employment agreement and must be given an opportunity to correct the act or omission complained of.

Good reason is defined in Mr. Stuewe’s employment agreement to mean the occurrence of any of the following events or actions: (i) any material reduction in Mr. Stuewe’s base salary, (ii) Mr. Stuewe’s assignment of substantial duties materially inconsistent with his position as Chief Executive Officer or his experience or his demotion to a lesser position, (iii) our company’s failure to nominate Mr. Stuewe to the Board or removal of Mr. Stuewe from the Board (other than for cause or because of legal requirement), (iv) our company’s failure to pay or provide any amount of compensation or any material benefit that is due pursuant to the employment agreement or any plan, program, arrangement or policy with Mr. Stuewe, (v) a material increase in the indebtedness of our company over Mr. Stuewe’s objections or (vi) Mr. Stuewe’s resignation within ninety days following a change of control (as defined in the agreement) of our company. A finding of good reason pursuant to the above definition is not effective unless Mr. Stuewe provides our company with written notice within sixty calendar days of becoming aware of the facts and circumstances giving cause to the “good reason” and, if the facts and circumstances are capable of being cured, gives our company the opportunity to cure within thirty days of the notice.

At the commencement of Mr. Stuewe’s initial employment agreement, February 3, 2003, we granted Mr. Stuewe stock options to purchase 250,000 shares of our common stock at $1.96 per share (an option exercise price equal to 100% of the fair market value of our common stock on that date) pursuant to the terms of our 1994 Employee Flexible Stock Option Plan and an individual stock option agreement between Mr. Stuewe and us. On each of February 3, 2003, 2004, 2005 and 2006, 62,500 options became exercisable.

In addition, on July 1, 2003, we granted Mr. Stuewe stock options to purchase 250,000 shares of our common stock at $2.30 per share (an option exercise price equal to 100% of the fair market value of our common stock on that date) pursuant to the terms of our 1994 Employee Flexible Stock Option Plan and an individual stock option agreement between Mr. Stuewe and us. On each of July 1, 2003, 2004, 2005 and 2006, 62,500 options became exercisable.

Mr. Stuewe’s employment agreement also includes severance arrangements. This severance agreement is discussed under the heading “Potential Payments upon Termination or Change of Control” on page 28.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth certain information with respect to unexercised options, stock that has not vested and equity incentive plan awards for each named executive officer that are outstanding as of fiscal year ended January 2, 2010:

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)		Option Expiration Date	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#) (1)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Randall C. Stuewe	150,000 127,100 82,600	— — —	$ $ $	2.30 4.16 3.94	07/01/2013 11/19/2014 06/16/2015	108,571	$909,823

John O. Muse	46,200	—		$3.94	06/16/2015	41,915	351,248

Neil Katchen	41,100 26,700	— —	$ $	4.16 3.94	11/19/2014 06/16/2015	39,004	326,849

Mark A. Myers	—	—		—	—	—	—

John F. Sterling	—	—		—	—	25,511	213,778

(1)	These shares are part of awards granted on March 3, 2008 and March 10, 2009, with respect to Messrs. Stuewe, Muse and Katchen, and March 10, 2009, with respect to Mr. Sterling. The awards vest in four equal installments. The first installment vested immediately upon the grant date and the remaining three installments vest on the next three anniversary dates of the grant.

Option Exercises and Stock Vested

The following table lists the number of shares acquired and the value realized as a result of option exercises by the named executive officers during the fiscal year ended January 2, 2010, and the value of any restricted stock that vested during the fiscal year ended January 2, 2010.

	Option Awards		Stock Awards
	Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Randall C. Stuewe	—	—	38,426	$122,231
John O. Muse	—	—	14,835	$47,189
Neil Katchen	—	—	13,804	$43,910
Mark A. Myers	—	—	—	—
John F. Sterling	—	—	8,503	$24,999

Pension Benefits

The following table shows the present value of accumulated benefits payable to each of the named executive officers, including the number of years of service credited to each named executive officer, under our Salaried Employees’ Retirement Plan determined using interest rate and post-retirement mortality rate assumptions. These values are calculated assuming retirement at age 62, the earliest age at which a participant can receive an unreduced retirement benefit from our Salaried Employees’ Retirement Plan.

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)
Randall C. Stuewe	Salaried Employees’ Retirement Plan	6.83	$103,394	—
John O. Muse	Salaried Employees’ Retirement Plan	12.17	$467,688	—
Neil Katchen	Salaried Employees’ Retirement Plan	39.58	$1,064,088	—
Mark A. Myers	Salaried Employees’ Retirement Plan	2.00	$13,074	—
John F. Sterling	Salaried Employees’ Retirement Plan	2.42	$14,897	—

If the named executive officers remain employees of our company until they reach age 65, the years of credited service for Messrs. Stuewe, Muse, Katchen, Myers and Sterling will be as follows: Stuewe, 26 years; Muse, 17 years; Katchen, 41 years; Myers, 9 years; and Sterling, 21 years. As previously noted, Mr. Myers retired from our company effective January 3, 2010.

The present value of accumulated benefits has been calculated as of January 2, 2010, which is the measurement date for financial statement reporting purposes. The present value of accumulated benefits has been calculated assuming an age 62 retirement date (the earliest unreduced retirement age under the plan) and no pre-retirement death, disability, or withdrawal was assumed. All other assumptions used (including a 5.90% discount rate and a projection of the RP-2000 Combined Mortality Tables) are consistent with the assumptions used for our company’s audited financial statements for the fiscal year ended January 2, 2010. See Note 13 of the consolidated financial statements in our Annual Report for the fiscal year ended January 2, 2010 for more information regarding the assumptions underlying the valuation of the pension benefits.

Information regarding our Salaried Employees’ Retirement Plan and the terms and conditions of payments and benefits available under the plan can be found under the heading “Elements of Compensation for Fiscal 2009 – Retirement Benefits” on page 20.

Potential Payments upon Termination or Change of Control

Mr. Stuewe’s employment agreement includes provisions pursuant to which he is entitled to the following severance and other payments upon his termination:

•

Termination upon Death: In the event that Mr. Stuewe’s employment with our company terminates as the result of his death, Mr. Stuewe’s designated beneficiary is entitled to receive the following amounts: (i) accrued but unpaid base salary through the date of termination, in a lump sum payment, within thirty days of termination; (ii) earned but unpaid bonus for a completed fiscal year, in a lump sum payment, within thirty days of termination; (iii) business expenses and accrued vacation pay, in a lump sum payment, within thirty days of termination; (iv) amounts to which Mr. Stuewe is entitled pursuant to Mr. Stuewe’s participation in employee benefit plans (the above amounts are collectively referred to as the “Accrued Entitlements” ); and (v) death benefits equal to two times Mr. Stuewe’s then-effective base salary pursuant to a group life insurance policy maintained at our company’s expense.

•

Termination upon Disability: In the event that Mr. Stuewe’s employment with our company terminates as the result of his disability (as defined in his employment agreement), Mr. Stuewe is entitled to receive (i) the Accrued Entitlements and (ii) $10,000 per month until Mr. Stuewe reaches 65 years of age pursuant to a group disability policy maintained at our company’s expense.

•

Termination for Cause; Resignation without Good Reason: If our company terminates Mr. Stuewe for cause (as defined in his employment agreement and discussed above) or Mr. Stuewe resigns without good reason (as defined in his employment agreement and discussed above), Mr. Stuewe is entitled to receive the Accrued Entitlements only.

•

Termination without Cause; Resignation for Good Reason: If our company terminates Mr. Stuewe without cause or Mr. Stuewe resigns for good reason (other than following a change of control), Mr. Stuewe is entitled to receive the following payments, among others: (i) the Accrued Entitlements; (ii) a lump sum payment, within thirty days of the date of termination, equal to two times Mr. Stuewe’s base salary at the highest rate in effect in the preceding twelve months; and (iii) an amount equal to the bonus that he would have been entitled to at year end, but only if our company’s performance to the termination date would entitle him to the bonus.

•

Termination upon a Change of Control of our company: If our company terminates Mr. Stuewe without cause within twelve months following a change of control or Mr. Stuewe resigns within ninety days following a change of control, Mr. Stuewe is entitled to the following payments, among others: (i) the Accrued Entitlements; (ii) a lump sum payment, within thirty days of the date of termination, equal to three times Mr. Stuewe’s base salary at the highest rate in effect in the preceding twelve months; and (iii) an amount equal to the bonus that he would have been entitled to at year end, but only if our company’s performance to the termination date would entitle him to the bonus.

Pursuant to Mr. Stuewe’s employment agreement, subject to certain exceptions, during Mr. Stuewe’s employment with our company and for a period of (i) two years thereafter in the event of termination without cause, (ii) three years thereafter in the event of termination upon a change of control and (iii) one year thereafter in each other instance (the “Restricted Period”), Mr. Stuewe may not have any ownership interest in, or be an employee, salesman, consultant, officer or director of, any entity that engages in the United States, Canada or Mexico in a business that is similar to that in which our company is engaged in the territory. Subject to certain limitations, Mr. Stuewe’s employment agreement also prohibits him from soliciting our company’s customers, employees or consultants during the Restricted Period. Further, Mr. Stuewe is required by his employment agreement to keep all confidential information in confidence during his employment and at all times thereafter.

Mr. Stuewe’s employment agreement contains a provision that provides that, if following a change of control, Mr. Stuewe’s employment is terminated and as a result of payments made to him in connection with the change of control an excise tax penalty is imposed on Mr. Stuewe under Section 280G of the Internal Revenue Code of 1986, as amended (the “Code”), our company would be required to make a gross-up payment to Mr. Stuewe sufficient to cover the excise tax. Additionally, Mr. Stuewe’s employment agreement contains provisions intended to comply with Section 409A of the Code and the guidance promulgated thereunder.

We have also entered into severance agreements with each of Messrs. Muse, Katchen, Myers and Sterling, which provide that, subject to certain conditions, we must continue to pay the executive upon any termination of his employment (except termination by reason of the voluntary resignation, termination for cause or termination by reason of normal retirement) for one year (or 18 months in the case of Mr. Muse) (i) his annual base salary in effect at the time of his termination or, in the case of Mr. Muse, his annual base salary at the highest rate in effect in the preceding twelve months (the “Termination Payment Amount”), (ii) any accrued vacation pay due but not yet taken at the date of his termination, and (iii) life, disability, health and dental insurance, and certain other similar fringe benefits of our company (or similar benefits provided by our company) in effect immediately prior to the date of termination to the extent allowed under the applicable policies.

These severance agreements contain covenants for the benefit of our company relating to the protection of our confidential information, return of company property, non-solicitation of our employees during employment and for one year thereafter, non-disparagement of our company and its business, continued cooperation in certain matters involving our company and requiring the executive officer to mitigate required payments under the severance agreement by seeking other comparable employment as promptly as practicable after termination and causing any amount earned from any other employment to offset amounts payable under the severance agreement. The employee fringe benefits provided for in these severance agreements terminate when the executive officer obtains other employment.

In addition to the foregoing, Mr. Muse’s severance agreement also provides that if our company terminates Mr. Muse’s employment without cause within twelve months following a change of control (as defined in Mr. Muse’s severance agreement) or Mr. Muse resigns within ninety days following a change of control, then in lieu of the Termination Payment Amount (discussed above) and subject to certain conditions, Mr. Muse will receive a lump sum payment within thirty days of the date of termination equal to three times Mr. Muse’s annual base salary at the highest rate in effect in the preceding twelve months (the “Change of Control Termination Payment”). The Change of Control Termination Payment is not subject to the mitigation provision described above with respect to the Termination Payment Amount.

In connection with Mr. Myers retirement from the company effective January 3, 2010, the company has entered into a Separation and Consulting Agreement with Mr. Myers pursuant to which Mr. Myers will provide consulting services as an independent contractor to the Company for the two year period following his retirement (the “consultancy period”). In exchange for these services, Mr. Myers receives the following compensation:

•

A payment of $17,175 per month during that portion (up to 18 months) of the consultancy period that he elects continued coverage under our company’s health benefit plan under the Consolidated Omnibus Budget Reconciliation Act of 1986 (“COBRA”) or $15,200 per month during that portion of the consultancy period that he is no longer eligible for COBRA coverage under our company’s health benefit plan, which fee is paid in installments in accordance with our company’s normal payroll practices and shall cease upon Mr. Myers’ death or disability;

•

During that portion of the consultancy period that he is no longer eligible for COBRA coverage under our company’s health benefit plan, reimbursement for the actual cost of comparable coverage up to a maximum of $1,800 per month until the earlier of (A) that time he becomes eligible to receive substantially similar health benefits from a subsequent employer and (B) the expiration of the consultancy period; and

•	Continued life and disability insurance coverage during the Consultancy Period.

In addition, because Mr. Myers worked for our company during the entire fiscal 2009 year, the Separation and Consulting Agreement provides that Mr. Myers remains eligible for his 2009 annual incentive bonus to the extent it was earned under the terms of our company’s annual incentive bonus plan and that Mr. Myers would be eligible to receive a cash award in lieu of any equity grants pursuant to our company’s 2009 LTIP equal in value to one fourth (1/4 th) of the restricted stock award (i.e., the portion of the restricted stock award that would have vested immediately upon grant), if any, that he would have been eligible to receive if he had remained an employee of the Company. As previously mentioned, our company exceeded the target ROGI for fiscal 2009, and, therefore, Mr. Myers received these payments in March 2010 at the same time that the other program participants received their awards. The amounts of these payments to Mr. Myers are included in the 2009 Summary Compensation Table included elsewhere in this Proxy Statement.

As a condition to the effectiveness of the Separation and Consulting Agreement, Mr. Myers’ executed a release of claims in respect of his employment with the Company. In addition, the Separation and Consulting Agreement contains a non-competition provision that restricts Mr. Myers from competing with our company anywhere in the United States during the consultancy period and contains obligations on Mr. Myers’ part regarding nondisclosure of confidential information, return of company property, non-disparagement of our company and its business, and non-solicitation of employees, customers and suppliers during the consultancy period.

The tables below reflect the amount of compensation to each of the named executive officers of our company in the event of termination of the executive officer’s employment or upon a change of control. The amount of compensation payable to each named executive officer upon termination for cause, voluntary resignation, termination without cause, termination due to death or disability, or upon a change of control is shown below. The amounts shown assume that the termination or change of control was effective as of January 2, 2010, and thus include amounts earned through that date and are estimates of the amounts that would be paid to each executive officer listed upon his termination. The actual amounts to be paid can only be determined at the time of the applicable executive officer’s separation from our company.

	By Company for Cause	Voluntary Resig- nation	By Company Without Cause or Resignation for Good Reason		Death or Disability		Change in Control (Without Termination)	By Company Without Cause or Resignation for Good Reason Following a Change of Control
Randall C. Stuewe
Compensation	—	—	$1,350,000	(1)	—		—	$2,025,000	(2)
Annual Incentive Bonus (3)	—	—	889,196		$889,196		—	889,196
Excise Tax Gross-Up	—		—		—		—	—	(4)
Life Insurance Benefits	—	—	—		1,350,000	(5)	—	—
Accrued Vacation (6)	$52,000	$52,000	52,000		52,000		—	52,000
Health and Welfare	—	—	34,000	(7)	—		—	50,000	(8)
Disability Income	—	—	—		1,406,000	(9)	—	—
Equity Awards (10)	—	—	910,000		910,000		$910,000	910,000
Pension Accrual (11)	—	—	13,000		—		—	13,000
Relocation Expenses	—	—		(12)	—		—		(12)

(1)	Reflects the lump-sum value of the compensation to be paid to Mr. Stuewe in accordance with his employment agreement, which is two times his base salary at the highest rate in effect in the preceding twelve months.

(2)	Reflects the lump-sum value of the compensation to be paid to Mr. Stuewe in accordance with his employment agreement, which is three times his base salary at the highest rate in effect in the preceding twelve months.
(3)	Reflects amount due Mr. Stuewe under the 2009 annual incentive plan, which would be payable to Mr. Stuewe under his employment agreement since our company’s performance in 2009 would have entitled him to the bonus as of the assumed date of termination.
(4)	No excise tax is due and owing under these circumstances; however, pursuant to the terms of Mr. Stuewe’s employment agreement, our company is obligated to cover the excise tax, if any, Mr. Stuewe incurs as a result of the termination of his employment following a change of control.
(5)	Reflects the lump-sum proceeds payable to Mr. Stuewe’s designated beneficiary upon his death, which is two times his then-effective base salary from a group life insurance policy (that is generally available to all salaried employees) and a supplemental executive life policy maintained by our company at its sole expense.
(6)	Reflects lump-sum earned and accrued vacation not taken.
(7)	Reflects the estimated lump-sum present value of all future premiums paid to or on behalf of Mr. Stuewe for medical, dental, life and accidental death and dismemberment, as well as short and long-term disability, which, in accordance with the terms of Mr. Stuewe’s employment agreement, are to continue for a two year period after his employment is terminated.
(8)	Reflects the estimated lump-sum present value of all future premiums paid to or on behalf of Mr. Stuewe for medical, dental, life and accidental death and dismemberment, as well as short and long-term disability, which, in accordance with the terms of Mr. Stuewe’s employment agreement, are to continue for a three year period after his employment is terminated following a change of control.
(9)	Reflects the lump-sum present value of all future payments that Mr. Stuewe would be entitled to receive under his employment agreement upon disability. Mr. Stuewe would be entitled to receive disability benefits until he reaches age 65.
(10)	Reflects the acceleration of vesting of 100% of Mr. Stuewe’s shares of unvested restricted stock awarded March 3, 2008 and March 10, 2009, with the value based on the closing price of our common stock on January 2, 2010 of $8.38 per share. There is no acceleration of the vesting of this restricted stock upon a resignation by Mr. Stuewe for good reason unless such resignation occurs following a change of control.
(11)	Reflects the lump-sum present value that Mr. Stuewe would be entitled to receive pursuant to his employment agreement for pension benefits that would have accrued under our company’s salaried employees’ pension plan for the two year period following termination, calculated on his base salary at the highest rate in effect for the preceding twelve months prior to termination.
(12)	Pursuant to the terms of his employment agreement, if Mr. Stuewe is terminated by our company without cause or resigns for good reason (whether following a change of control or not), we will reimburse him for reasonable relocation expenses, which will be limited to realtor fees and closing costs for the sale of his Texas residence as well as costs of moving from Texas to California. These expenses are not reasonably estimable.

	By Company for Cause	Voluntary Resig- Nation	By Company Without Cause (1)		Death or Disability		Change in Control (Without Termination)	By Company Without Cause or Resignation Within 90 Days Following a Change of Control
John O. Muse
Compensation	—	—	$504,000	(2)	—		—	$1,008,000	(3)
Life Insurance Benefits	—	—	—		$1,100,000	(4)	—	—
Accrued Vacation (5)	$36,000	$36,000	36,000		36,000		—	36,000
Health and Welfare	—	—	24,000	(6)	—		—	46,000	(7)
Disability Income	—	—	—		418,000	(8)	—	—
Executive Outplacement	—	—	10,000	(9)	—		—	10,000	(9)
Equity Awards (10)	—	—	351,000		351,000		$351,000	351,000

(1)	All benefits payable to Mr. Muse upon termination by our company without cause (unless the termination follows a change of control) may end or be reduced due to his obligation to seek other employment as required by his severance agreement.
(2)	Reflects 18 months of compensation based on Mr. Muse’s base salary at January 2, 2010, to be paid to Mr. Muse in accordance with the terms of his severance agreement.
(3)	Reflects the lump-sum value of the compensation to be paid to Mr. Muse in accordance with his severance agreement, which is equal to three times his base salary at the highest rate in effect in the preceding twelve months.
(4)	Reflects the lump-sum proceeds payable to Mr. Muse’s designated beneficiary upon his death, which is two times his then-effective base salary, capped at $350,000, from a group life insurance policy that is generally available to all salaried employees and is maintained by our company at its sole expense, plus an additional amount equal to three times his then-effective base salary, capped at $750,000, from a supplemental executive life policy maintained by our company at its sole expense.
(5)	Reflects lump-sum earned and accrued vacation not taken.
(6)	Reflects the estimated lump-sum present value of all future premiums paid to or on behalf of Mr. Muse for medical, dental, life and accidental death and dismemberment, as well as short and long-term disability, which, in accordance with the terms of Mr. Muse’s severance agreement, are to continue for eighteen months after his employment is terminated.
(7)	Reflects the estimated lump-sum present value of all future premiums paid to or on behalf of Mr. Muse for medical, dental, life and accidental death and dismemberment, as well as short and long-term disability, which, in accordance with the terms of Mr. Muse’s severance agreement, are to continue for a three year period after his employment is terminated following a change of control.
(8)	Reflects the lump-sum present value of all future payments that Mr. Muse would be entitled to receive upon disability under a long-term disability policy maintained by our company at its sole expense. Mr. Muse would be entitled to receive up to 60% of his base salary annually, with the monthly benefit limited to no greater than $10,000, until the age of 65.
(9)	Reflects the present value of outplacement fees to be paid by our company to assist Mr. Muse in obtaining employment following termination.

(10)	Reflects the acceleration of vesting of 100% of Mr. Muse’s shares of unvested restricted stock awarded March 3, 2008 and March 10, 2009, with the value based on the closing price of our common stock on January 2, 2010 of $8.38 per share.

	By Company For Cause	Voluntary Resignation	By Company Without Cause (1)		Death or Disability		Change in Control (With or Without Termination) (2)
Neil Katchen
Compensation	—	—	$269,000	(3)	—		—
Life Insurance Benefits	—	—	—		$1,100,000	(4)	—
Accrued Vacation (5)	$53,000	$53,000	53,000		53,000		—
Health and Welfare (6)	—	—	18,000		—		—
Disability Income	—	—	—		49,000	(7)	—
Executive Outplacement	—	—	10,000	(8)	—		—
Equity Awards (9)	—	—	327,000		327,000		$327,000

Mark A. Myers (11)
Compensation	—	—	450,000	(3)	—		—
Life Insurance Benefits	—	—	—		1,175,000	(10)	—
Accrued Vacation (5)	42,000	42,000	42,000		42,000		—
Health and Welfare (6)	—	—	15,000		—		—
Disability Income	—	—	—		679,000	(7)	—
Executive Outplacement	—	—	10,000	(8)	—		—

John F. Sterling
Compensation	—	—	258,000	(3)	—		—
Life Insurance Benefits	—	—	—		1,100,000	(4)	—
Accrued Vacation (5)	23,000	23,000	23,000		23,000		—
Health and Welfare (6)	—	—	17,000		—		—
Disability Income	—	—	—		1,470,000	(7)	—
Executive Outplacement	—	—	10,000	(8)	—		—
Equity Awards (9)	—	—	214,000		214,000		$214,000

(1)	All benefits payable to the noted executive officer upon termination without cause may end or be reduced due to his obligation to seek other employment as required by his severance agreement.
(2)	Our company has no program, plan or agreement providing benefits to the noted executive officers triggered by a change of control except for the acceleration of a restricted stock award to Mr. Katchen and Mr. Sterling which, pursuant to the terms of the award, accelerates upon a change of control, which as defined in the 2004 Omnibus Plan means, subject to certain exceptions, any of the following events: (i) any person becomes the beneficial owner of 20% or more of the combined voting power of our company, (ii) the individuals who constitute the Board cease for any reason to constitute at least a majority of the Board (unless any new director is first approved by the existing Board) or (iii) the consummation of a reorganization, merger or consolidation to which our company is a party or a sale or other disposition of all or substantially all of the assets of our company.
(3)	Reflects 12 months of compensation based on the noted executive officer’s base salary at January 2, 2010, to be paid to the noted executive officer in accordance with the terms of his severance agreement.
(4)

Reflects the lump-sum proceeds payable to the noted executive officer’s designated beneficiary upon his death, which is two times his then-effective base salary, capped at $350,000, from a group life insurance policy that is generally available to all salaried employees and is maintained by our company at its sole expense, plus an additional amount equal to three times his then-effective base salary, capped at $750,000, from a supplemental executive life policy maintained by our company at its sole expense.
(5)	Reflects lump-sum earned and accrued vacation not taken.
(6)	Reflects the lump-sum present value of all future premiums paid to or on behalf of the applicable executive officer for medical, dental, life and accidental death and dismemberment, as well as short and long-term disability, which, in accordance with the terms of the severance agreement, are to continue for up to one year following termination.
(7)	Reflects the lump-sum present value of all future payments that the noted executive officer would be entitled to receive upon disability under a long-term disability policy maintained by our company at its sole expense. The noted executive officer would be entitled to receive up to 60% of his base salary annually, with the monthly benefit limited to no greater than $10,000, until the age of 65.
(8)	Reflects the present value of outplacement fees to be paid by our company to assist the executive officer in obtaining employment following termination.
(9)	Reflects the acceleration of vesting of 100% of shares of unvested restricted stock awarded on March 3, 2008 and March 10, 2009, in the case of Mr. Katchen, and March 10, 2009, in the case of Mr. Sterling, with the value in each case based on the closing price of our common stock on January 2, 2010 of $8.38 per share.
(10)	Reflects the lump-sum proceeds payable to Mr. Myers’ designated beneficiary upon his death, which is one and one-half times his then-effective base salary, capped at $425,000, from a group life insurance policy that is generally available to all salaried employees and is maintained by our company at its sole expense, plus an additional amount equal to three times his then-effective base salary, capped at $750,000, from a supplemental executive life policy maintained by our company at its sole expense.
(11)	As previously noted, Mr. Myers retired from the Company effective January 3, 2010.

Compensation of Directors

The following table sets forth certain information regarding the fees earned or paid in cash and stock awards granted to each outside director during the fiscal year ended January 2, 2010.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($) (1)	Option Awards ($) (2)	Total ($)
O. Thomas Albrecht	$64,000	$20,000	$7,043	$91,043
C. Dean Carlson	58,000	20,000	7,043	85,043
Marlyn Jorgensen	54,500	20,000	7,043	81,543
Charles Macaluso	66,000	20,000	7,043	93,043
John D. March	58,000	20,000	7,043	85,043
Michael Urbut	67,000	20,000	7,043	94,043

(1)	The aggregate number of stock awards outstanding at January 2, 2010 for the directors listed above are as follows: Albrecht, 15,998; Carlson, 11,613; Jorgensen, 11,613; Macaluso, 15,998; March, 8,312; and Urbut, 15,998.
(2)	The aggregate number of option awards outstanding at January 2, 2010 for the directors listed above are as follows: Albrecht, 24,000; Carlson, 12,000; Jorgensen, 12,000; Macaluso, 24,000; March 8,000; and Urbut, 12,000.

Non-employee members of the Board are paid a $35,000 annual retainer. Each outside director receives $1,500 for each board or committee meeting attended in person or by video where minutes are taken or $1,000 if attended by telephone. During fiscal 2009, the chairman of each of the audit, compensation, and nominating and corporate governance committees receives an additional $7,500, $5,000 and $2,500, respectively, as an annual retainer, and the lead director of the Board receives an additional $10,000 annual retainer. In accordance with its written charter, the nominating and corporate governance committee is charged with evaluating annually the status of the Board’s compensation in relation to comparable U.S. companies and reporting its findings to the Board. In December 2009, the committee retained Hewitt to review the Company’s compensation program for its outside directors. Based on Hewitt’s findings and recommendations, the committee recommended to the Board certain changes to the Company’s compensation program for its outside directors. Consistent with these recommendations, the Board approved the following changes to the Company’s compensation program for its outside directors effective beginning in fiscal 2010: (i) an increase in the annual retainers paid to the chairman of each of the audit, compensation and nominating and corporate governance committees to $12,000, $7,500 and $5,000, respectively; (ii) an increase in the additional annual retainer paid to the lead director from $10,000 to $15,000; and (iii) the payment of the meeting attendance fee to non-committee Board members who attend committee meetings at the invitation of the committee chairman.

Employee directors receive no additional compensation for serving on the Board.

On May 11, 2005, our stockholders approved the 2004 Omnibus Plan. Awards to purchase an aggregate of 500,000 shares of our common stock may be granted to non-employee directors under the 2004 Omnibus Plan. Under the 2004 Omnibus Plan and the 2009 Compensation Policy, we grant options to purchase 4,000 shares of our common stock annually to each of our non-employee directors. However, these grants occur only if we obtain 90% of the target ROGI for our most recently completed fiscal year. Pursuant to the 2009 Compensation Policy, the grants will be made automatically on the fourth business day after we release our annual financial results, and the per share exercise price of each option granted will be equal to the fair market value per share of our common stock on the third business day after we release our annual financial results. Pursuant to the 2004 Omnibus Plan, the fair market value of our common stock is equal to the closing price of a share of our common stock on the NYSE on the date in question. Twenty-five percent of the shares subject to each option vest on the date that is six months following the date of grant and twenty-five percent of the shares vest on each of the first, second and third anniversaries of the date of grant. We exceeded our target EBITDA for fiscal 2009. Accordingly, options to purchase 4,000 shares of our common stock were issued to each of our non-employee directors on March 9, 2010.

As an element of annual non-employee director compensation, pursuant to the 2004 Omnibus Plan, each non-employee director receives an annual grant of $20,000 in value of restricted stock on the fourth business day after we release our annual financial results. The number of shares granted is determined by dividing $20,000 by the fair market value per share of our common stock on the third business day after we release our annual financial results. On March 10, 2009, each non-employee director received a grant of $20,000 in restricted stock. In the aggregate, 40,818 shares of restricted stock were granted to non-employee directors during the fiscal year ended January 2, 2010.

On March 9, 2010, each non-employee director received a grant of $20,000 in restricted stock, calculated in the manner described above.

Equity Compensation Plans

The following table sets forth certain information as of January 2, 2010 with respect to our equity compensation plans (including individual compensation arrangements) under which our equity securities are authorized for issuance, aggregated by (i) all compensation plans previously approved by our security holders, and (ii) all compensation plans not previously approved by our security holders. The table includes:

•	the number of securities to be issued upon the exercise of outstanding options;

•	the weighted-average exercise price of the outstanding options; and

•	the number of securities that remain available for future issuance under the plans.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance
Equity compensation plans approved by security holders	810,205	$3.75	2,906,738
Equity compensation plans not approved by security holders	—	—	—

Total	810,205	$3.75	2,906,738

SECURIT Y OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Security Ownership of Certain Beneficial Owners

The following table and notes set forth certain information with respect to the beneficial ownership of shares of our common stock based on Schedule 13G or Schedule 13D filings, as the case may be, as of March 22, 2010, by each person or group within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), who is known to our management to be the beneficial owner of more than five percent of our outstanding common stock and is based upon information provided to us by those persons.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class
Michael W. Cook Asset Management Inc. d/b/a SouthernSun Asset Management Inc. 6000 Poplar Ave., Suite 220, Memphis, TN 38119	7,971,333	(1)	9.7%

Blackrock Inc. 40 East 52nd Street, New York, NY 10022	6,332,068	(2)	7.7%

FMR LLC 82 Devonshire Street, Boston, MA 02109	4,477,900	(3)	5.4%

Thomson Horstmann & Bryant Inc. Park 80 West, Plaza One, Saddle Brook, NJ 07663	4,421,037	(4)	5.4%

Vanguard Group Inc. 100 Vanguard Blvd. Malvern, PA 19355	4,189,735	(5)	5.1%

(1)	Michael W. Cook Asset Management, Inc. is an investment adviser registered under section 203 of the Investment Advisers Act of 1940 and has sole dispositive power with respect to all of the above shares and sole voting power with respect to 7,314,683 of the above shares.
(2)	Blackrock Inc. is a parent holding company in accordance with Rule 13d-1 (b) (1) (ii) (G) of the Exchange Act and has sole voting and dispositive power with respect to all of the above shares.
(3)

FMR LLC is a parent holding company in accordance with section 240.13d-1 (b) (ii) (G) of the Exchange Act and has sole power to vote or to direct the vote of 36,200 shares and has the sole power to dispose or to direct the disposition of 4,477,900 shares. Fidelity Management & Research Company (“Fidelity”), 82 Devonshire Street, Boston, MA 02109, a wholly-owned subsidiary of FMR LLC and an investment adviser registered under section 203 of the Investment Advisers Act of 1940, is the beneficial owner of 4,441,700 shares of common stock as a result of acting as investment adviser to various investment companies registered under Section 8 of the Investment Company Act of 1940. Edward C. Johnson, III, Chairman of FMR LLC, and FMR LLC, through its control of Fidelity, and the funds each has sole power to dispose of the 4,441,700 shares owned by the funds. Members of the family of Edward C. Johnson, III, through their ownership position in FMR LLC and the execution of a shareholders’ voting agreement, may be deemed, under the Investment

Company Act of 1940, to form a controlling group with respect to FMR LLC. Neither FMR LLC nor Edward C. Johnson III has the sole power to vote or direct the voting of the shares owned directly by the Fidelity funds. FIL Limited (“FIL”), Pembroke Hall, 42 Crow Lane, Hamilton, Bermuda, and various foreign-based subsidiaries provide investment advisory and management services to a number of non-U.S. investment companies and certain institutional investors. FIL, which is a qualified institution under section 240.13d-1(b)(1)(ii), is the beneficial owner of 36,200 shares. Partnerships controlled predominantly by members of the family of Edward C. Johnson III, Chairman of FMR LLC and FIL, or trusts for their benefit, own shares of FIL voting stock with the right to cast approximately 47% of the total votes which may be cast by all holders of FIL voting stock. FMR LLC and FIL are separate and independent corporate entities, and their Boards of Directors are generally composed of different individuals. FMR LLC and FIL are of the view that they are not acting as a “group” for purposes of Section 13(d) under the Exchange Act and that they are not otherwise required to attribute to each other the “beneficial ownership” of securities “beneficially owned” by the other corporation within the meaning of Rule 13d-3 promulgated under the Exchange Act.

(4)	Thomson Horstmann & Bryant, Inc. is an investment adviser registered under Section 203 of the Investment Advisers Act of 1940 and has sole voting power with respect to 2,820,988 of the above shares and dispositive power with respect to all of the above shares.
(5)	The Vanguard Group, Inc. is an investment adviser in accordance with section 240.13-d 1 (b)(1)(ii)(E) of the Exchange Act and has sole power to vote or direct votes with respect to 114,934 of the above shares and sole dispositive power with respect to 4,074,801 of the above shares. Vanguard Fiduciary Trust Company (“VFTC”), a wholly-owned subsidiary of The Vanguard Group, Inc., is the beneficial owner of 114,934 of the shares as a result of its serving as investment manager of collective trust accounts. VFTC directs the voting of these shares.

Security Ownership of Management

The following table and notes set forth certain information with respect to the beneficial ownership of shares of our common stock, as of March 22, 2010, by each director, each nominee for director, each named executive officer and by all directors and executive officers as a group:

Name of Beneficial Owner	Common Stock Owned	Unexercised Plan Options (1)	Common Stock Beneficially Owned (2)	Percent of Common Stock Owned
Randall C. Stuewe	503,808	365,095	868,903	1.05%
O. Thomas Albrecht	28,434	21,000	49,434	*
C. Dean Carlson	255,427	9,000	264,427	*
Marlyn Jorgensen	27,595	9,000	36,595	*
Neil Katchen	180,693	69,183	249,876	*
Charles Macaluso	18,434	21,000	39,434	*
John D. March	10,748	5,000	15,748	*
John O. Muse	161,820	48,119	209,939	*
Mark A. Myers	18,529	0	18,529	*
John F. Sterling	48,871	1,326	50,197	*
Michael Urbut	68,434	9,000	77,434	*
All executive officers and directors as a group (12 persons)	1,346,423	573,006	1,919,429	2.31%

*	Represents less than one percent of our common stock outstanding.
(1)	Represents options that are or will be vested and exercisable within 60 days of March 22, 2010.
(2)	Except as otherwise indicated in the column “Unexercised Plan Options” and footnote 1, the persons named in this table have sole voting and investment power with respect to all shares of capital stock shown as beneficially owned by them.

TRANSACTIONS WITH RELATED PERSONS, PROMOTERS

AND CERTAIN CONTROL PERSONS

None.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our directors and executive officers and any persons who own more than ten percent of our common stock to file with the SEC various reports as to ownership of the common stock. These persons are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file. To our knowledge, based solely on our review of the copies of the reports furnished to us, the aforesaid Section 16(a) filing requirements were met on a timely basis during fiscal 2009.

REPORT OF THE AUDIT COMMITTEE

The following report of the audit committee shall not be deemed to be soliciting material or to be filed with the SEC under the Securities Act of 1933 or the Exchange Act or incorporated by reference in any document so filed.

Under the guidance of a written charter adopted by the Board, the audit committee oversees our management’s conduct of the financial reporting process on behalf of our Board. A copy of our audit committee charter can be found on our website at http//www.darlingii.com/investors.aspx. The audit committee also appoints the accounting firm to be retained to audit our company’s consolidated financial statements, and once retained, the accounting firm reports directly to the audit committee. The audit committee is responsible for approving both audit and non-audit services to be provided by the independent auditors.

Management is responsible for our company’s financial reporting process, including the system of internal controls, and for the preparation of consolidated financial statements in accordance with accounting principles generally accepted in the United States. Our company’s independent auditors are responsible for auditing those consolidated financial statements and expressing an opinion on the conformity of those consolidated financial statements with accounting principles generally accepted in the United States. The audit committee’s responsibility is to monitor and review these processes. It is not the audit committee’s duty or responsibility to conduct auditing or accounting reviews.

The audit committee met with management periodically during fiscal 2009 to consider the adequacy of our company’s internal controls, and discussed these matters and the overall scope and plans for the audit of our company with our independent auditors, KPMG LLP. The audit committee met with the independent auditors, with and without management present, to discuss the results of their examination, their evaluation of our internal controls and the overall quality of our financial reporting.

The audit committee also discussed with senior management and KPMG LLP our company’s disclosure controls and procedures and the certifications by our Chief Executive Officer and Chief Financial Officer, which are required by the SEC under the recently enacted Sarbanes-Oxley Act of 2002 for certain of our company’s filings with the SEC.

In fulfilling its oversight responsibilities, the audit committee reviewed and discussed the audited financial statements in the Annual Report on Form 10-K for the fiscal year ended January 2, 2010 with management, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements.

The audit committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of those financial statements with accounting principles generally accepted in the United States, their judgments as to the quality, not just the acceptability, of our company’s accounting principles and other matters as are required to be discussed with the audit committee under auditing standards generally accepted in the United States. In addition, the audit committee has discussed with the independent auditors the auditors’ independence from our company and our management, including the matters in the written disclosures and letter which were received by the audit committee from the independent auditors as required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the audit committee concerning independence, and considered the compatibility of non-audit services with the auditor’s independence. The audit committee has discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, “Communication with Audit Committee,” as amended.

In reliance on the reviews and discussions referred to above, the audit committee recommended to the Board, and the Board approved, that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended January 2, 2010 for filing with the SEC.

THE AUDIT COMMITTEE Michael Urbut, Chairman
O. Thomas Albrecht
C. Dean Carlson
John D. March

PROPOSAL 2 – RA TIFICATION OF SELECTION OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTANT

The audit committee has selected KPMG LLP to serve as our company’s independent auditors for the fiscal year ending January 1, 2011. KPMG LLP served as our company’s independent registered public accountants for fiscal year 2009 and reported on our company’s consolidated financial statements for that year. We are asking our stockholders to ratify our company’s selection of KPMG LLP as our independent registered public accountants at the Annual Meeting. Although ratification is not required by our amended and restated bylaws or otherwise, the Board is submitting the selection of KPMG LLP to our stockholders for ratification as a matter of good corporate practice. If the selection is not ratified, the audit committee will consider whether it is appropriate to select another registered public accounting firm. Even if the selection is ratified, the audit committee in its discretion may select a different registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of our company and our stockholders.

One or more representatives of KPMG LLP are expected to be present at the Annual Meeting. They will have an opportunity to make a statement and will be available to respond to appropriate questions.

In addition to performing the audit of our consolidated financial statements, KPMG LLP provided various other services during fiscal 2009 and 2008. The aggregate fees billed for fiscal 2009 and 2008 for each of the following categories of services are set forth below:

Audit Fees. The aggregate fees billed or to be billed for professional services rendered by KPMG LLP during the years ended January 2, 2010 and January 3, 2009 for the audit of our financial statements as well as for the audit of our internal controls over financial reporting required by the Sarbanes-Oxley Act of 2002 and the review of our interim financial statements for the years ended January 2, 2010 and January 3, 2009 were $1,111,000 and $1,020,000, respectively.

Audit-Related Fees. KPMG LLP did not provide any audit related services not described above during the years ended January 2, 2010 and January 3, 2009.

Tax Fees. The aggregate fees billed for professional services rendered by KPMG LLP during the years ended January 2, 2010 and January 3, 2009 for tax compliance, tax advice and tax planning were none and $4,000, respectively.

All Other Fees. The aggregate fees billed for professional services rendered by KPMG LLP during the years ended January 2, 2010 and January 3, 2009 for services other than those described above as “Audit Fees,” “Audit-Related Fees” and “Tax Fees” were $12,000 and $35,000 related to a transportation project evaluation, respectively.

Pre-approval Policy

The audit committee is required to pre-approve the audit and non-audit services to be performed by the independent auditor in order to assure that the provision of these services does not impair the auditor’s independence.

All audit services, audit-related services, tax services and other services provided by KPMG LLP were pre-approved by the audit committee, which concluded that the provision of these services by KPMG LLP was compatible with the maintenance of that firm’s independence in the conduct of its auditing functions, and less than 1.1% of all services provided by KPMG LLP to us for the year ended January 2, 2010 were non-audit related services. The audit committee charter provides for pre-approval of any audit or non-audit services provided to us by our independent auditors. The audit committee may delegate to its chairman pre-approval authority with respect to all permitted audit and non-audit services, provided that any services pre-approved pursuant to this delegated authority will be presented to the full audit committee at a subsequent committee meeting.

Required Vote

Ratification of KPMG LLP as our company’s independent registered public accountant for the fiscal year ending January 1, 2011 requires the affirmative vote of a majority of the shares of the common stock entitled to vote on the matter (assuming a quorum is present). Abstentions will have the same effect as a vote against the proposal, and broker “non-votes” may be voted at the discretion of the broker holding the shares.

Recommendation of the Board

The Board unanimously recommends that the stockholders vote “FOR” Proposal 2.

PROPOSAL 3 – REAPPROVAL OF THE PERFORMANCE MEASURES UNDER

THE DARLING INTERNATIONAL INC. 2004 OMNIBUS INCENTIVE PLAN

The Board asks stockholders to reapprove the performance measures that may apply to awards under the 2004 Omnibus Plan. Stockholders approved the 2004 Omnibus Plan at our company’s annual meeting of stockholders in May 2005. Under the 2004 Omnibus Plan, our compensation committee (for purposes of this proposal, the “Committee”) has discretion to grant stock options, stock appreciation rights, restricted stock (including performance stock), restricted stock units (including performance units), other stock-based awards and cash-based awards. The Committee can design any award such that the amounts or shares payable or distributed are treated as “qualified performance based compensation” within the meaning of Section 162(m) of the U.S. Internal Revenue Code of 1986, as amended from time to time (the “Code”) and related regulations. The 2004 Omnibus Plan contains a list of performance measures upon which such performance goals may be based. Reapproval of these performance measures is needed under Section 162(m) if the company is to preserve its ability to take a federal tax deduction for certain compensation awards.

Section 162(m) imposes an annual deduction limit of $1 million on the amount of compensation paid to each of the chief executive officer and the four other most highly compensated officers. This deduction limit does not apply to “qualified performance-based compensation.” Stock options granted under the 2004 Omnibus Plan are considered qualified performance-based compensation because, among other things, the 2004 Omnibus Plan was approved by stockholders and the stock options are granted at no less than fair market value on the grant date. (The same would be true for stock appreciation rights, if the company were to grant them under the 2004 Omnibus Plan.) However, other types of awards, such as restricted stock and restricted stock units, must satisfy additional requirements. Specifically, these awards must be subject to performance measures, the “material terms” of which have been approved by stockholders within 5 years before the grant date.

Because almost 5 years have passed since the stockholder approval of the 2004 Omnibus Plan, the Board is submitting this proposal to stockholders for reapproval of the performance measures set forth in the 2004 Omnibus Plan. If stockholders fail to approve the proposal, the company will still be able to make awards under the 2004 Omnibus Plan, but awards (other than stock options and stock appreciation rights) will be subject to the deduction limit under Section 162(m).

A copy of the 2004 Omnibus Plan is included as Annex A to this proxy statement. Capitalized terms used but not defined in this proposal have the same meanings as in the 2004 Omnibus Plan.

Performance Measures under the 2004 Omnibus Plan

Employees, non-employee directors, and third party service providers of the company and its subsidiaries who are selected by the Committee are eligible to participate in the 2004 Omnibus Plan.

Pursuant to the 2004 Omnibus Plan, the Committee may, but need not, condition any award upon the satisfaction of one or more performance goals. Performance-based compensation will be awarded if the Committee, which consists entirely of independent directors, determines that such awards are in the best interest of the company and its stockholders. The 2004 Omnibus Plan provides that any such awards intended to qualify as performance-based compensation under Section 162(m) shall be based on the achievement of performance goals based on one or more of the following performance measures: (a) net income (before or after taxes); (b) earnings per share before or after taxes, interest, depreciation, and/or amortization; (c) net sales growth; (d) net operating profit; (e) return measures (including, but not limited to, return on assets, capital, invested capital, equity, or sales); (f) cash flow (including, but not limited to, operating cash flow, free cash flow, and cash flow return on capital); (g) gross or operating margins; (h) productivity ratios; (i) share price (including, but not limited to, growth measures and total shareholder return); (j) expense targets; (k) operating efficiency; (l) customer satisfaction; (m) working capital targets; (n) economic value added or EVA® (net operating profit after tax minus the sum of capital multiplied by the cost of capital); (o) account growth; (p) service revenue; and (q) capital expenditures.

Any such performance measure may be (a) used to measure the performance of the company and/or any of its subsidiaries as a whole, any business unit thereof or any combination thereof or (b) compared to the performance of a group of comparable companies, or a published or special index, in each case that the Committee, in its sole discretion, deems appropriate.

For the reasons stated above, the Board is asking the stockholders to reapprove these same performance measures, with no changes.

Summary of Other Features of the 2004 Omnibus Plan

The 2004 Omnibus Plan terminates on May 11, 2015, which is the tenth anniversary of the effective date of the 2004 Omnibus Plan. As of March 22, 2010, 3,472,938 shares have been issued and 2,573,217 shares remain available for issuance under the 2004 Omnibus Plan. For a summary of the other material terms and features of the 2004 Omnibus Plan and the federal tax treatment of awards that may be issued pursuant to the 2004 Omnibus Plan please refer to the Company’s Proxy Statement for the 2005 Annual Meeting, filed with the SEC on April 21, 2005, and the Company’s Current Report on Form 8-K, filed with the SEC on January 22, 2007.

Required Vote

Reapproval of the performance measures under the 2004 Omnibus Plan requires the affirmative vote of a majority of the shares of the common stock entitled to vote on the matter (assuming a quorum is present). Abstentions will have the same effect as a vote against the proposal, and broker “non-votes” may be voted at the discretion of the broker holding the shares.

Recommendation of the Board

The Board unanimously recommends that the stockholders vote “FOR” Proposal 3.

OTHER MATTERS

Our management is not aware of any other matters to be presented for action at the Annual Meeting; however, if any matters are properly presented for action, it is the intention of the persons named in the enclosed form of proxy to vote in accordance with their best judgment on these matters.

ADDITIONAL INFORMATION

Stockholder Proposals for Inclusion in Our 2011 Annual Meeting Proxy Statement and Proxy Card

Any stockholder proposal to be considered by us for inclusion in our 2011 Proxy Statement and form of proxy card for next year’s Annual Meeting of Stockholders, expected to be held in May 2011, must be received by our Secretary at our principal executive offices located at 251 O’Connor Ridge Boulevard, Suite 300, Irving, Texas 75038, no earlier than January 11, 2011 (120 days prior to the first anniversary of the date of the 2010 Annual Meeting) and no later than February 10, 2011 (90 days prior to the first anniversary of the date of the 2010 Annual Meeting). To submit a stockholder proposal, a stockholder must be a stockholder of record of our company at the time of the above notice of proposal, must be entitled to vote at the 2011 Annual Meeting and must comply with the notice procedures set forth in our company’s bylaws. The SEC rules set forth standards as to what stockholder proposals are required to be included in a Proxy Statement.

By Order of the Board,
John F. Sterling
Secretary

Irving, Texas

April 6, 2010

ANNEX A

2004 Omnibus Incentive Plan

Darling International Inc.

Effective May 11, 2005

DARLING INTERNATIONAL INC.

2004 OMNIBUS INCENTIVE PLAN

Revised to reflect amendment of Section 4.4 in January 2007

Article 1. Establishment, Purpose, Eligibility

1.1 Establishment. Darling International Inc., a Delaware corporation (hereinafter referred to as the “Company”), establishes the 2004 Omnibus Incentive Plan (hereinafter referred to as the “Plan”) as set forth in this document. The Plan shall become effective upon shareholder approval (the “Effective Date”).

1.2 Purpose of the Plan. The purpose of the Plan is to attract, retain and motivate Employees, Directors, and Third Party Service Providers of the Company and its Subsidiaries and to encourage them to have a financial interest in the Company.

1.3 Awards. The Plan permits the grant of Stock Options, Stock Appreciation Rights, Restricted Stock (including Performance Stock), Restricted Stock Units (including Performance Units), Other-Stock Based Awards, Non-Employee Director Awards, Dividend Equivalents, and Cash-Based Awards. The Plan sets forth the performance goals and procedural requirements to permit the Company to design Awards that qualify as Performance-Based Compensation.

1.4 Eligibility and Participation. Any Employee, Non-employee Director, or Third Party Service Provider is eligible to be designated a Participant. An individual shall become a “Participant” upon the grant of an Award. Each Award shall be evidenced by an Award Agreement. No individual shall have the right to be selected to receive an Award under the Plan, or, having been so selected, to be selected to receive a future Award.

Article 2. Definitions

Whenever capitalized in the Plan, the following terms shall have the meanings set forth below.

2.1 “Annual Award Limit” shall have the meaning set forth in Section 4.3.

2.2 “Award” means, individually or collectively, any Stock Option, Stock Appreciation Right, Restricted Stock (including any Performance Stock), Restricted Stock Unit (including any Performance Unit), Dividend Equivalent, Cash-Based Award, Other Stock-Based Award or Non-employee Director Award that is granted under the Plan.

2.3 “Award Agreement” means either (a) a written agreement entered into by the Company and a Participant setting forth the terms and provisions applicable to an Award granted under this Plan, or (b) a written statement issued by the Company to a Participant describing the terms and provisions of such Award.

2.4 “Beneficial Owner” or “Beneficial Ownership” shall have the meaning ascribed to such term in Rule 13d-3 of the General Rules and Regulations under the Exchange Act.

2.5 “Board of Directors” means the Board of Directors of the Company.

2.6 “Cash-Based Award” means any right granted under Article 11.

2.7 “Change of Control” means the occurrence of any of the following events:

(a)	Any Person becomes the Beneficial Owner of twenty percent (20%) or more of the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of its Directors (the “Outstanding Company Voting Securities”); provided, however, that for purposes of this Section 2.7, the following acquisitions shall not constitute a Change of Control: (i) any acquisition directly from the Company, including without limitation, a public offering of securities; (ii) any acquisition by the Company or any of its Subsidiaries; (iii) any acquisition by any employee benefit plan or related trust sponsored or maintained by the Company or any of its Subsidiaries; or (iv) any acquisition by any Person pursuant to a transaction which complies with clauses (i), (ii), and (iii) of Section 2.7(c).

(b)	Individuals who constitute the Board of Directors as of the Effective Date (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board of Directors; provided, however, that any individual becoming a Director subsequent to the Effective Date whose election to the Board of Directors, or nomination for election by the Company’s shareholders, was approved by a vote of at least a majority of the Directors then comprising the Incumbent Board, shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election or removal of the Directors of the Company or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board of Directors;

(c)	Consummation of a reorganization, merger, or consolidation to which the Company is a party or a sale or other disposition of all or substantially all of the assets of the Company (a “Business Combination”), unless, following such Business Combination: (i) all or substantially all of the individuals and entities who were the Beneficial Owners of Outstanding Company Voting Securities immediately prior to such Business Combination are the Beneficial Owners, directly or indirectly, of more than fifty percent (50%) of the combined voting power of the outstanding voting securities entitled to vote generally in the election of directors (or election of members of a comparable governing body) of the entity resulting from the Business Combination (including, without limitation, an entity which as a result of such transaction owns all or substantially all of the Company or all or substantially all of the Company’s assets either directly or through one or more Subsidiaries) (the “Successor Entity”) in substantially the same proportions as their ownership immediately prior to such Business Combination of the Outstanding Company Voting Securities; (ii) no Person (excluding any Successor Entity or any employee benefit plan or related trust of the Company, such Successor Entity, or any of their Subsidiaries) is the Beneficial Owner, directly or indirectly, of twenty percent (20%) or more of the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors (or comparable governing body) of the Successor Entity, except to the extent that such ownership existed prior to the Business Combination; and (iii) at least a majority of the members of the board of directors (or comparable governing body) of the Successor Entity were members of the Incumbent Board (including persons deemed to be members of the Incumbent Board by reason of the proviso of Section 2.7(b)) at the time of the execution of the initial agreement or of the action of the Board of Directors providing for such Business Combination; or

(d)	Approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.

2.8 “Code” means the U.S. Internal Revenue Code of 1986, as amended from time to time.

2.9 “Committee” means the compensation committee of the Board of Directors, or any other committee designated by the Board of Directors to administer this Plan.

2.10 “Company” means Darling International Inc., a Delaware corporation, and any successor thereto.

2.11 “Covered Employee” means for any Plan Year, a Participant designated by the Company as a potential “covered employee,” as such term is defined in Section 162(m) of the Code and the regulations promulgated thereunder, or any successor statute.

2.12 “Director” means any individual who is a member of the Board of Directors of the Company.

2.13 “Dividend Equivalent” means any right granted under Article 9.

2.14 “Effective Date” has the meaning set forth in Section 1.1.

2.15 “Employee” means any employee of the Company or its Subsidiaries.

2.16 “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time.

2.17 “Extraordinary Items” means (a) extraordinary, unusual, and/or nonrecurring items of gain or loss; (b) gains or losses on the disposition of a business; (c) changes in tax or accounting regulations or laws; (d) the effect of a merger or acquisition; (e) the effects of FAS 87; or (f) the effects of FAS 133: all of which must be identified in the audited financial statements, including footnotes, or Management’s Discussion and Analysis section of the Company’s annual report on Form 10-K, as promulgated under the regulations of the Securities and Exchange Commission.

2.18 “Fair Market Value” means the (i) closing price of a Share on the American Stock Exchange (or if the Shares are listed on another national securities exchange or quoted on the National Association of Securities Dealers Automated Quotation System (“NASDAQ”), on such exchange or system), or if there was no trading of Shares on such date, on the next preceding date on which there was trading in the Shares, (ii) if the Shares are not then listed on a national stock exchange but are then traded on an over-the-counter market, the average of the bid and asked prices for the Shares in such over-the-counter market on such date or if there was no trading of Shares on such date, on the next preceding date on which there was trading in the Shares, or (iii) if Shares are not then listed on a national exchange or NASDAQ or traded on an over-the-counter market, such value as the Committee in its sole discretion establishes for purposes of granting Awards under the Plan.

2.19 “Incentive Stock Option” means a Stock Option to purchase Shares granted under Article 5 to an Employee and that is designated as an “incentive stock option” and that is intended to meet the requirements of Code Section 422, as it may be amended or modified.

2.20 “Non-Employee Director” means a Director who is not an Employee.

2.21 “Non-Employee Director Award” means any Award granted to a Non-Employee Director under Article 10.

2.22 “Nonqualified Stock Option” means a Stock Option that is not intended to meet the requirements of Code Section 422, or that otherwise does not meet such requirements.

2.23 “Other Stock-Based Award” means any right granted under Article 8.

2.24 “Participant” means any eligible person as set forth in Section 1.4 to whom an Award is granted.

2.25 “Performance-Based Compensation” means compensation under an Award that is intended to constitute “qualified performance based compensation” within the meaning of the regulations promulgated under Section 162(m) of the Code or any successor provision.

2.26 “Performance Measures” means measures as described in Section 12.1 on which the performance goals are based and which are approved by the Company’s shareholders pursuant to this Plan in order to qualify Awards as Performance-Based Compensation.

2.27 “Performance Period” means the period of time during which the performance goals must be met in order to determine the degree of payout and/or vesting with respect to an Award.

2.28 “Performance Stock” means a Share of Restricted Stock as described in Section 7.3.

2.29 “Performance Unit” means a Restricted Stock Unit as described in Section 7.3.

2.30 “Person” shall have the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof, including a “group” as defined in Section 13(d) thereof.

2.31 “Plan” means the Darling International Inc. 2004 Omnibus Incentive Plan.

2.32 “Plan Year” means the Company’s fiscal year, which is the 52/53 week fiscal year ending on the Saturday nearest to December 31.

2.33 “Prior Plans” means the Company’s 1994 Employee Flexible Stock Option Plan and Non-Employee Directors Stock Option Plan.

2.34 “Restricted Stock” means any Share granted under Article 7.

2.35 “Restricted Stock Unit” means any right granted under Article 7.

2.36 “Share” means a share of common stock of the Company, $0.01 par value per share.

2.37 “Stock Appreciation Right” means any right granted under Article 6.

2.38 “Stock Option” means any right granted under Article 5.

2.39 “Subsidiary” means any corporation or other entity, whether domestic or foreign, in which a Person has or obtains directly or indirectly, the ability to vote to seat a majority of the board of directors or comparable governing body.

2.40 “Ten Percent Shareholder” means an individual who owns (after the application of the attribution rules of Section 424(d) of the Code) more than ten percent (10%) of the total combined voting power of all classes of outstanding stock of the Company, its “parent corporation” or any “subsidiary corporation” (as such terms are defined in Section 424 of the Code).

2.41 “Third Party Service Provider” means any consultant, agent, advisor, or independent contractor who renders services to the Company or a Subsidiary that (a) are not in connection with the offer and sale of the Company’s securities in a capital raising transaction, and (b) do not directly or indirectly promote or maintain a market for the Company’s securities.

Article 3. Administration

3.1 General. The Committee shall be responsible for administering the Plan, subject to this Article 3 and the other provisions of the Plan.

3.2 Authority of the Committee. The Committee shall have full and exclusive discretionary power to (a) interpret the terms and the intent of the Plan and any Award Agreement or other agreement or document ancillary to or in connection with the Plan; (b) determine eligibility for Awards; and (c) adopt such rules, forms, instruments, and guidelines for administering the Plan as the Committee deems necessary or proper. The Committee’s authority shall include, but not be limited to, selecting Award recipients, establishing all Award terms and conditions, including the terms and conditions set forth in Award Agreements, and, subject to Section 14.3, adopting modifications and amendments to any Award Agreement. Notwithstanding anything in this Section to the contrary, the Board of Directors is hereby authorized (in addition to any necessary action by the Committee) to grant or approve Awards as necessary to satisfy the requirements of Section 16 of the Exchange Act and the rules and regulations thereunder and to act in lieu of the Committee with respect to Awards made to Non-Employee Directors under the Plan. All actions taken and all interpretations and determinations made by the Committee or by the Board of Directors, as applicable, shall be final and binding upon the Participants, the Company, and all other interested individuals.

3.3 Advisors. The Committee may employ attorneys, consultants, accountants, agents, and other individuals, any of whom may be an Employee, and the Committee, the Company, and its officers and Directors shall be entitled to rely upon the advice, opinions, or valuations of any such individuals.

3.4 Delegation. The Committee may delegate to one or more of its members, one or more officers of the Company or any of its Subsidiaries, and one or more agents or advisors such administrative duties or powers as it may deem advisable.

Article 4. Shares Subject to the Plan and Maximum Awards

4.1 Number of Shares Available for Awards.

(a)	General. Subject to adjustment as provided in Section 4.4, the maximum number of Shares available for issuance to Participants pursuant to Awards under the Plan shall be 4,800,000 Shares plus up to 1,274,969 Shares subject to outstanding awards as of the Effective Date under the Prior Plans that on or after the Effective Date cease for any reason to be subject to such awards (other than by reason of exercise or settlement of the awards to the extent they are exercised for or settled in vested and nonforfeitable Shares), up to an aggregate maximum of 6,074,969 Shares. The Shares available for issuance under the Plan may be authorized and unissued Shares or treasury Shares.

(b)	Incentive Stock Options. Subject to the limit set forth in Section 4.1(a), the maximum number of Shares that may be issued pursuant to the exercise of an Incentive Stock Option shall be 4,800,000.

(c)	Non-Employee Director Awards. Subject to the limit set forth in Section 4.1(a), the maximum number of Shares that may be issued to Non-Employee Directors shall be 500,000 Shares.

4.2 Share Usage.

(a)	General. Shares shall be charged against the total number of Shares available for Awards and the Annual Award Limits on the date of grant to the extent such Awards are denominated in Shares and on the date of settlement for any other Award which is settled in Shares; provided, however, that in the case of a Stock Appreciation Right granted in tandem with a Stock Option, only the number of Shares subject to the Stock Option shall be counted.

(b)	Awards Not Settled in Shares. If all or a portion of an Award denominated in Shares is not settled in Shares, such Shares that are not actually issued and delivered to a

Participant (or, if permitted by the Committee, to a Participant’s designated transferee) shall not be counted against the total number of Shares available for Awards but shall continue to be counted for purposes of the Annual Award Limits.

(c)	Cancelled/Forfeited Awards. Any Shares related to Awards which terminate by expiration, forfeiture, cancellation, or otherwise without the issuance of such Shares, are settled in cash in lieu of Shares, or are exchanged, prior to the issuance of Shares, for Awards not involving Shares shall be available again for grant under the Plan.

(d)	Stock Options. To the extent the Committee permits the exercise price of any Stock Option (or related tax withholding) to be satisfied by tendering Shares to the Company (by either actual delivery or by attestation), only the number of Shares issued, net of the Shares tendered, if any, will be deemed delivered for purposes of determining the maximum number of Shares available for delivery under the Plan.

(e)	Dividends or Dividend Equivalents. The maximum number of Shares available for issuance under the Plan shall not be reduced to reflect any dividends or Dividend Equivalents paid in respect of Awards made under the Plan that are settled or reinvested in Shares or additional Awards.

(f)	Corporate Transactions. If the Committee authorizes the issuance or assumption under this Plan of awards granted under another plan in connection with any merger, consolidation, acquisition of property or stock, or reorganization, such authorization shall not reduce the maximum number of Shares available for issuance under this Plan; provided, however, that if any of the assumed awards are Incentive Stock Options such assumed Incentive Stock Options shall reduce the maximum number of Shares set forth in Section 4.1(b) that may be issued pursuant to the exercise of an Incentive Stock Option.

4.3 Annual Award Limits. Unless and until the Committee determines that an Award to a Covered Employee is not intended to qualify as Performance-Based Compensation, the following limits (each an “Annual Award Limit” and collectively, “Annual Award Limits”) shall apply to grants of Awards under the Plan:

(a)	Awards Denominated in Shares. The maximum number of Shares with respect to which any Awards denominated in Shares may be granted or measured to any Participant in any Plan Year shall be 6,074,969 Shares.

(b)	Awards Denominated in Cash. The maximum amount of any Award denominated in Cash may be paid, credited or vested to any Participant in any Plan Year shall be 1 million dollars ($1,000,000).

4.4 Adjustments in Authorized Shares. In the event of any corporate event or transaction (including, but not limited to, a change in the Shares of the Company or the capitalization of the Company) such as a merger, consolidation, reorganization, recapitalization, separation, stock dividend, stock split, reverse stock split, split up, spin-off, combination of Shares, exchange of Shares, dividend in kind, or other like change in capital structure (other than normal cash dividends) to shareholders of the Company, or any similar corporate event or transaction, the Committee, to prevent dilution or enlargement of Participants’ rights under the Plan, shall substitute or adjust, as applicable, the number and kind of Shares that may be issued under the Plan or under particular forms of Awards, the number and kind of Shares subject to outstanding Awards, the exercise price or grant price applicable to outstanding Awards, the Annual Award Limits, and other value determinations applicable to outstanding Awards.

The Committee, in its sole discretion, may also make appropriate adjustments in the terms of any Awards under the Plan to reflect or related to such changes and to modify any other terms of outstanding Awards, including modifications of performance goals and changes in the length of Performance Periods. The determination of the Committee as to the foregoing adjustments, if any, shall be conclusive and binding on Participants under the Plan.

The Committee may authorize the issuance or assumption of awards granted under another plan in connection with any merger, consolidation, acquisition of property or stock or reorganization upon such terms and conditions as it may deem appropriate.

Article 5. Stock Options

5.1 Grant of Stock Options. The Committee is hereby authorized to grant Stock Options to Participants. Each Stock Option shall permit a Participant to purchase from the Company a stated number of Shares at an exercise price established by the Committee, subject to the terms and conditions described in this Article 5 and to such additional terms and conditions, as established by the Committee, in its sole discretion, that are consistent with the provisions of the Plan. Stock Options shall be designated as either Incentive Stock Options or Nonqualified Stock Options. Stock Options may be granted in tandem with Stock Appreciation Rights.

5.2 Stock Option Terms. The exercise price per Share under a Stock Option shall be determined by the Committee at the time of grant.

5.3 Stock Option Term. The term of each Stock Option shall be determined by the Committee at the time of grant.

5.4 Time of Exercise. Stock Options granted under this Article 5 shall be exercisable at such times and be subject to such restrictions and conditions as the Committee shall in each instance approve, which terms and restrictions need not be the same for each grant or for each Participant.

5.5 Method of Exercise. Stock Options granted under this Article 5 shall be exercised by the delivery of a notice of exercise to the Company or an agent designated by the Company in a form specified or accepted by the Committee, or by complying with any alternative procedures which may be authorized by the Committee, setting forth the number of Shares with respect to which the Stock Option is to be exercised, accompanied by full payment in cash for the Shares. The Committee may also designate other acceptable forms of payment, in its complete discretion.

5.6 Limitations on Incentive Stock Options. Incentive Stock Options may be granted only to employees of the Company or of a “parent corporation” or “subsidiary corporation” (as such terms are defined in Section 424 of the Code) at the date of grant. The aggregate Fair Market Value (determined as of the time the Stock Option is granted) of the Shares with respect to which Incentive Stock Options are exercisable for the first time by a Participant during any calendar year (under all plans of the Company and of any parent corporation or subsidiary corporation) shall not exceed one hundred thousand dollars ($100,000). For purposes of the preceding sentence, Incentive Stock Options will be taken into account in the order in which they are granted. The per-Share exercise price of an Incentive Stock Option shall not be less than one hundred percent (100%) of the Fair Market Value of a Share on the date of grant. No Incentive Stock Option may be exercised later than ten (10) years after the date it is granted.

5.7 Additional Limitations on Incentive Stock Options for Ten Percent Shareholders. The per-Share exercise price of an Incentive Stock Option granted to a Ten Percent Shareholder shall not be less than one hundred ten percent (110%) of the Fair Market Value of a Share on the date of grant. No Incentive Stock Option granted to a Ten Percent Shareholder may be exercised later than five (5) years after the date it is granted.

Article 6. Stock Appreciation Rights

6.1 Grant of Stock Appreciation Rights. The Committee is hereby authorized to grant Stock Appreciation Rights to Participants, including a concurrent grant of Stock Appreciation Rights in tandem with any Stock Option. Subject to the terms of the Plan and any applicable Award Agreement, a Stock Appreciation Right granted under the Plan shall confer on the holder thereof a right to receive, upon exercise thereof, the excess of (a) the Fair Market Value of one Share on the date of exercise over (b) the grant price of the right as specified by the Committee on the date of the grant.

6.2 Terms of Stock Appreciation Right. Subject to the terms of the Plan and any applicable Award Agreement, the grant price, term, methods of exercise, methods of settlement, and any other terms and conditions of any Stock Appreciation Right shall be as determined by the Committee. The Committee may impose such conditions or restrictions on the exercise of any Stock Appreciation Right as it may deem appropriate.

6.3 Tandem Stock Appreciation Rights and Stock Options. Upon the exercise of all or a portion of a Stock Appreciation Right granted in tandem with a Stock Option, a Participant shall be required to forfeit the right to purchase an equivalent portion of the related Stock Option (and, when a Share is purchased under the related Stock Option, the Participant shall be required to forfeit an equivalent portion of the Stock Appreciation Right).

Article 7. Restricted Stock and Restricted Stock Units

7.1 Grant of Restricted Stock or Restricted Stock Units. The Committee is hereby authorized to grant Restricted Stock and Restricted Stock Units to Participants. Each Restricted Stock Unit shall represent one Share. Restricted Stock Units shall be credited to a notional account maintained by the Company. No Shares are actually awarded to the Participant in respect of Restricted Stock Units on the date of grant.

7.2 Terms of Restricted Stock or Restricted Stock Unit Awards. Each Award Agreement evidencing a Restricted Stock or Restricted Stock Unit grant shall specify the terms of the period(s) of restriction, the number of Shares of Restricted Stock or the number of Restricted Stock Units granted, settlement dates and such other provisions as the Committee shall determine.

7.3 Performance Stock or Performance Units. Restricted Stock and Restricted Stock Units, the grant of which or lapse of restrictions of which is based upon the achievement of performance goals over a performance period, shall be referred to as “Performance Stock” and “Performance Units,” respectively.

7.4 Voting Rights. Unless otherwise determined by the Committee and set forth in a Participant’s Award Agreement, to the extent permitted or required by law, as determined by the Committee, Participants holding Shares of Restricted Stock granted hereunder shall have the right to exercise full voting rights with respect to those Shares during the period of restriction. A Participant shall have no voting rights with respect to any Restricted Stock Units granted hereunder.

7.5 Section 83(b) Election. The Committee may provide in an Award Agreement that the Award of Restricted Stock is conditioned upon the Participant making or refraining from making an election with respect to the Award under Section 83(b) of the Code. If a Participant makes an election pursuant to Section 83(b) of the Code concerning a Restricted Stock Award, the Participant shall be required to file promptly a copy of such election with the Company.

Article 8. Other Stock-Based Awards

The Committee is hereby authorized to grant other types of equity-based or equity-related Awards not otherwise described by the terms of the Plan (including the grant or offer for sale of unrestricted Shares) to Participants in such amounts and subject to such terms and conditions as the Committee shall determine. Such Awards shall be referred to as “Other Stock-Based Awards.” Each such Other Stock-Based Award may involve the transfer of actual Shares to Participants or payment in cash or otherwise of amounts based on the value of Shares, and may include, without limitation, Awards designed to comply with or take advantage of the applicable local laws of jurisdictions other than the United States. Each Other Stock-Based Award shall be expressed in terms of Shares or units or an equivalent measurement based on Shares, as determined by the Committee.

Article 9. Dividend Equivalents

The Committee is hereby authorized to grant to Participants Dividend Equivalents based on the dividends declared on Shares that are subject to any Award. Dividend Equivalents shall be credited as of dividend payment dates during the period between the date the Award is granted and the date the Award is exercised, vested, expired, credited or paid. Such Dividend Equivalents shall be converted to cash, Shares or additional Awards by such formula and at such time and subject to such limitations as may be determined by the Committee.

Dividend Equivalents granted with respect to any Stock Option or Stock Appreciation Right may be payable regardless of whether such Stock Option or Stock Appreciation Right is subsequently exercised.

Article 10. Non-Employee Director Awards

The Board of Directors or the Committee is hereby authorized to grant Awards to Non-Employee Directors, as it shall from time to time determine, including Awards granted in satisfaction of annual fees that are otherwise payable to Non-Employee Directors.

Article 11. Cash-Based Awards

The Committee is hereby authorized to grant Awards to Participants denominated in cash in such amounts and subject to such terms and conditions as the Committee may determine. Such Awards shall be referred to as “Cash-Based Awards.” Each such Cash-Based Award shall specify a payment amount or payment range as determined by the Committee.

Article 12. Performance-Based Compensation

The Committee is authorized to design any Award so that the amounts or Shares payable or distributed pursuant to such Award are treated as “qualified performance based compensation” within the meaning Section 162(m) of the Code and related regulations.

12.1 Performance Measures. The granting, vesting, crediting and/or payment of Performance-Based Compensation shall be based on the achievement of performance goals based on one or more of the following performance measures: (a) net income (before or after taxes); (b) earnings per Share before or after taxes, interest, depreciation, and/or amortization; (c) net sales growth; (d) net operating profit; (e) return measures (including, but not limited to, return on assets, capital, invested capital, equity, or sales); (f) cash flow (including, but not limited to, operating cash flow, free cash flow, and cash flow return on capital); (g) gross or operating margins; (h) productivity ratios; (i) Share price (including, but not limited to, growth measures and total shareholder return); (j) expense targets; (k) operating efficiency; (l) customer satisfaction; (m) working capital targets; (n) economic value added or EVA® (net operating profit after tax minus the sum of capital multiplied by the cost of capital); (o) account growth; (p) service revenue; and (q) capital expenditures.

Any performance measure may be (i) used to measure the performance of the Company and/or any of its Subsidiaries as a whole, any business unit thereof or any combination thereof or (ii) compared to the performance of a group of comparable companies, or a published or special index, in each case that the Committee, in its sole discretion, deems appropriate.

12.2 Establishment of Performance Goals for Covered Employees. No later than ninety (90) days after the commencement of a performance period (but in no event after twenty-five percent (25%) of such performance period has elapsed), the Committee shall establish in writing: (a) the performance goals applicable to the performance period; (b) the performance measures to be used to measure the performance goals in terms of an objective formula or standard; (c) the method for computing the amount of compensation payable to the Participant if such performance goals are obtained; and (d) the Participants or class of Participants to which such performance goals apply.

12.3 Permitted Exclusions/Inclusions. When establishing the performance goals, the Committee may provide in any Award to a Covered Employee that the evaluation of performance goals may include or exclude any of the following events that occurs during a performance period: (a) asset write-downs; (b) litigation or claim judgments or settlements; (c) the effect of changes in tax laws, accounting principles, or other laws or provisions affecting reported results; (d) any reorganization and restructuring programs; (e) acquisitions or divestitures; (f) foreign exchange gains and losses; and (g) Extraordinary Items.

12.4 Adjustment of Performance-Based Compensation. Awards that are designed to qualify as Performance-Based Compensation may not be adjusted upward. The Committee shall retain the discretion to adjust such Awards downward, either on a formula or discretionary basis or any combination, as the Committee determines.

12.5 Certification of Performance. No Award designed to qualify as Performance-Based Compensation shall be granted, vested, credited or paid, as applicable, with respect to any Participant until the Committee certifies in writing that the performance goals and any other material terms applicable to such performance period have been satisfied.

12.6 Reapproval of Performance Measures. Performance measures listed in Section 12.1 may not be used in designing Awards intended to qualify as performance-based compensation after the first shareholder meeting that occurs in the fifth (5th) year following the year in which shareholder approval is first approved (or previously approved pursuant to this Section 12.6), unless shareholder approval of such performance measures is again obtained or applicable tax or securities laws change to provide otherwise.

Article 13. Change of Control

Upon the occurrence of a Change of Control, unless otherwise specifically prohibited under applicable laws or by the rules and regulations of any governing governmental agencies or national securities exchanges, or unless the Committee shall determine otherwise in the Award Agreement:

(a)	Time Vested Awards. Awards, the vesting of which depends upon a participant’s continuation of service for a period of time, shall become fully vested and exercisable immediately prior to the consummation of the Change of Control; shall be distributed or paid to the participant not later than thirty (30) days following the date of the Change of Control in cash, Shares, other securities, or any combination, as determined by the Committee; and shall terminate as to any unexercised portion upon consummation of the Change of Control; provided, however, that if the Award is denominated in Shares, the amount distributed or paid shall equal the difference between the Fair Market Value of the Shares on the date of the Change of Control and, if applicable, the exercise price, grant price or unpaid purchase price as of the date of the Change of Control; and

(b)	Performance-Based Awards. Awards, the vesting of which is based on achievement of performance criteria over a performance period, shall become fully vested and exercisable immediately prior to the consummation of the Change of Control; shall be deemed earned based on the target performance being attained for the performance period in which the Change of Control occurs; shall be distributed or paid to the participant no later than thirty (30) days following the date of the Change of Control pro rata based on the portion of the performance period elapsed on the date of the Change of Control in cash, Shares, other securities, or any combination, as determined by the Committee; and shall thereafter terminate and shall terminate as to any unexercised portion upon consummation; provided, however, that if the Award is denominated in Shares, the amount distributed or paid shall equal the difference between the Fair Market Value of the Shares on the date of the Change of Control and, if applicable, the exercise price, grant price or unpaid purchase price as of the date of the Change of Control.

Article 14. Duration, Amendment, Modification, Suspension, and Termination

14.1 Duration of the Plan. Unless sooner terminated as provided in Section 14.2, the Plan shall terminate on the tenth (10th) anniversary of the Effective Date.

14.2 Amendment, Modification, Suspension, and Termination of Plan. The Board of Directors may, at any time and from time to time, alter, amend, modify, suspend, or terminate the Plan and any Award Agreement in whole or in part; provided, however, that, without the prior approval of the Company’s shareholders, Stock Options or Stock Appreciation Rights and any Other Stock Based Award that is not a Full Value Award which is issued under the Plan will not be repriced, replaced, or regranted through cancellation, or by lowering the exercise price or grant price of a previously granted Award, and no amendment of the Plan shall be made without shareholder approval if shareholder approval is required by law, regulation, or stock exchange rule. After the Plan is terminated in accordance with this Section 14.2, no Award may be granted but any Award previously granted shall remain outstanding in accordance with the terms and conditions of the Plan and the Award.

14.3 Amendment, Modification, Suspension, and Termination of Awards. The Committee shall have the authority at any time and from time to time, to alter, amend, modify, suspend or terminate the terms and conditions of any Award; provided, however, that no such action shall adversely affect in any material way any Award previously granted under the Plan without the written consent of the Participant holding such Award.

14.4 Adjustment of Awards upon the Occurrence of Certain Unusual or Nonrecurring Events. Subject to the limitations in Section 12.4 related to other Performance-Based Compensation, the Committee may make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events (including, without limitation, the events described in Section 4.4) affecting the Company or the financial statements of the Company or of changes in applicable laws, regulations, or accounting principles, whenever the Committee determines that such adjustments are appropriate in order to prevent unintended dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan. The determination of the Committee as to the foregoing adjustments, if any, shall be conclusive and binding on Participants under the Plan.

Article 15. General Provisions

15.1 Settlement of Awards; No Fractional Shares. Each Award Agreement shall establish the form in which the Award shall be settled. Awards (other than Stock Options and Restricted Stock) may be settled in cash, Shares, other securities, additional Awards or any combination, regardless of whether such Awards are originally denominated in cash or Shares. No fractional Shares shall be issued or delivered pursuant to the Plan or any Award. The Committee shall determine whether cash, Awards, other securities or other property shall be issued or paid in lieu of fractional Shares or whether such fractional Shares or any rights thereto shall be forfeited or otherwise eliminated.

15.2 Tax Withholding. The Company shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company, the minimum statutory amount to satisfy federal, state, and local taxes, domestic or foreign, required by law or regulation to be withheld with respect to any taxable event arising as a result of the Plan.

15.3 Share Withholding. With respect to withholding required upon the exercise of Stock Options or Stock Appreciation Rights, upon the lapse of restrictions on Restricted Stock and Restricted Stock Units, upon the achievement of performance goals related to Performance Stock and Performance Units, or any other taxable event arising as a result of an Award granted hereunder, Participants may elect, subject to the approval of the Committee, to satisfy the withholding requirement, in whole or in part, by having the Company withhold Shares having a Fair Market Value on the date the tax is to be determined equal to the minimum statutory total tax that could be imposed on the transaction.

15.4 Transferability of Awards. Each Incentive Stock Option granted hereunder and, except as otherwise provided in a Participant’s Award Agreement or otherwise at any time by the Committee, each other Award granted under the Plan may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent or distribution and any attempt to enforce such a purported sale, transfer, pledge, alienation or hypothecation shall be void. Should the Committee permit transferability of an Award, it may do so on a general or a specific basis, and may impose conditions and limitations on any permitted transferability. An Incentive Stock Option may be exercised by a Participant only during his or her lifetime. Unless transferability is permitted, Nonqualified Stock Options and Stock Appreciation Rights may be exercised by a Participant only during his or her lifetime. If the Committee permits any Nonqualified Stock Option or Stock Appreciation Right to be transferred, references in the Plan to the exercise of a Stock Option or Stock Appreciation Right by the Participant or payment of any amount to the Participant shall be deemed to include the Participant’s transferee.

15.5 Termination of Service; Forfeiture Events.

(a)	Termination of Service. Each Award Agreement shall specify the effect of a Participant’s termination of service with the Company and any of its Subsidiaries, including specifically whether the Participant’s rights, payments, and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture, or recoupment, in addition to the effect on any otherwise applicable vesting or performance conditions of an Award. Such provisions shall be determined in the Committee’s sole discretion, need not be uniform and may reflect distinctions based on the reasons for termination.

(b)	Forfeiture Events. An Award Agreement may also specify other events that may cause a Participant’s rights, payments and benefits with respect to an Award to be subject to reduction, cancellation, forfeiture, or recoupment, or which may affect any otherwise applicable vesting or performance conditions of an Award.

15.6 Deferrals. The Committee may permit or require a Participant to defer such Participant’s receipt of the payment of cash or the delivery of Shares that would otherwise be due to such Participant by virtue of any Award.

15.7 Conditions and Restrictions on Shares. The Committee may impose such other conditions or restrictions on any Shares received in connection with an Award as it may deem advisable or desirable. These restrictions may include, but shall not be limited to, a requirement that the Participant hold the Shares received for a specified period of time or a requirement that a Participant represent and warrant in writing that the Participant is acquiring the Shares for investment and without any present intention to sell or distribute such Shares. The certificates for Shares may include any legend which the Committee deems appropriate to reflect any conditions and restrictions applicable to such Shares.

15.8 Share Certificates. If an Award provides for issuance of certificates to reflect the transfer of Shares, the transfer of such Shares may be effected on an uncertificated basis, to the extent not prohibited by applicable law or the rules of NASDAQ or any stock exchange on which the Shares are admitted to trading or listed. Shares issued in connection with Awards of Restricted Stock may, to the extent deemed appropriate by the Committee, be retained in the Company’s possession until such time as all conditions or restrictions applicable to such Shares have been satisfied or lapse.

15.9 Compliance with Law. The granting of Awards and the issuance of Shares under the Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies, NASDAQ or stock exchanges on which the Shares are admitted to trading or listed, as may be required. The Company shall have no obligation to issue or deliver evidence of title for Shares issued under the Plan prior to:

(a)	Obtaining any approvals from governmental agencies that the Company determines are necessary or advisable; and

(b)	Completion of any registration or other qualification of the Shares under any applicable national, state or foreign law or ruling of any governmental body that the Company determines to be necessary or advisable.

The restrictions contained in this Section 15.9 shall be in addition to any conditions or restrictions that the Committee may impose pursuant to Section 15.7. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

15.10 Rights as a Shareholder. Except as otherwise provided herein, a Participant shall have none of the rights of a shareholder with respect to Shares covered by any Award until the Participant becomes the record holder of such Shares.

15.11 Awards to Non-U.S. Employees. To comply with the laws in other countries in which the Company or any of its Subsidiaries operates or has Employees, Directors, or Third Party Service Providers, the Committee, in its sole discretion, shall have the power and authority to:

(a)	Determine which Subsidiaries shall be covered by the Plan;

(b)	Determine which Employees, Directors and Third Party Service Providers outside the United States are eligible to participate in the Plan;

(c)	Modify the terms and conditions of any Award granted to Employees, Directors and Third Party Service Providers outside the United States to comply with applicable foreign laws;

(d)	Establish subplans and modify exercise procedures and other terms and procedures, to the extent such actions may be necessary or advisable. Any subplans and modifications to Plan terms and procedures established under this Section 15.11 by the Committee shall be attached to this Plan document as appendices; and

(e)	Take any action, before or after an Award is made, that it deems advisable to obtain approval or comply with any necessary local government regulatory exemptions or approvals.

15.12 No Right to Continued Service. Nothing in the Plan or an Award Agreement shall interfere with or limit in any way the right of the Company or any of its Subsidiaries to terminate any Participant’s employment or service at any time or for any reason not prohibited by law, nor confer upon any Participant any right to continue his or her employment or service for any specified period of time. Neither any Award nor any benefits arising under the Plan shall constitute an employment or consulting contract with the Company or any of its Subsidiaries and, accordingly, subject to Article 14 the Plan and the benefits hereunder may be terminated at any time in the sole and exclusive discretion of the Board of Directors or Committee, as applicable, without giving rise to any liability on the part of the Company or any of its Subsidiaries.

15.13 Beneficiary Designation. Each Participant under the Plan may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under the Plan is to be paid in case of his or her death before he or she receives any or all of such benefit. Each such designation shall revoke all prior designations by the same Participant, shall be in a form prescribed by the Committee, and will be effective only when filed by the Participant in writing with the Company during the Participant’s lifetime. In the absence of any such designation, amounts due under the Plan remaining unpaid at the Participant’s death shall be paid to the Participant’s estate.

15.14 Other Compensation Plans or Arrangements. The Committee shall have the authority to grant Awards as an alternative to or as the form of payment for grants or rights earned or due under other compensation plans or arrangements of the Company.

15.15 Gender and Number. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine, the plural shall include the singular, and the singular shall include the plural.

15.16 Severability. If any provision of the Plan or any Award is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction, or as to any Person or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, Person, or Award, and the remainder of the Plan and any such Award shall remain in full force and effect.

15.17 Unfunded Plan. Participants shall have no right, title, or interest whatsoever in or to any investments that the Company or any of its Subsidiaries may make to aid it in meeting its obligations under the Plan. Nothing contained in the Plan, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind, or a fiduciary relationship between the Company and any Participant, beneficiary, legal representative, or any other person. To the extent that any person acquires a right to receive payments from the Company or any of its Subsidiaries under the Plan, such right shall be no greater than the right of an unsecured general creditor of the Company or a Subsidiary, as the case may be. All payments to be made hereunder shall be paid from the general funds of the Company or a Subsidiary, as the case may be, and no special or separate fund shall be established and no segregation of assets shall be made to assure payment of such amounts. The Plan is not subject to the U.S. Employee Retirement Income Security Act of 1974, as amended from time to time.

15.18 Nonexclusivity of the Plan. The adoption of the Plan shall not be construed as creating any limitations on the power of the Board of Directors or Committee to adopt such other compensation arrangements as it may deem desirable for any Participant.

15.19 No Constraint on Corporate Action. Nothing in the Plan shall be construed to (a) limit, impair, or otherwise affect the Company’s or its Subsidiary’s right or power to make adjustments, reclassifications, reorganizations, or changes of its capital or business structure, or to merge or consolidate, or dissolve, liquidate, sell, or transfer all or any part of its business or assets, or (b) limit the right or power of the Company or its Subsidiary to take any action which such entity deems to be necessary or appropriate.

15.20 Successors. All obligations of the Company under the Plan with respect to Awards granted hereunder shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business or assets of the Company.

15.21 Governing Law. The Plan and each Award Agreement shall be governed by the laws of the State of Texas, excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of the Plan to the substantive law of another jurisdiction.

Electronic Voting Instructions

You can vote by Internet or telephone!

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Central Time, on May 11, 2010.

Vote by Internet • Log on to the Internet and go to www.envisionreports.com/DAR • Follow the steps outlined on the secured website.

Vote by telephone

•  Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada any time on a touch tone telephone. There is NO CHARGE to you for the call.

•  Follow the instructions provided by the recorded message.

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

▼  IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.  ▼

A	The Board of Directors recommends a vote FOR all the nominees and FOR Proposals 2 and 3.

1. Election of Directors:	For	Against	Abstain		For	Against	Abstain		For	Against	Abstain
+
01 - Randall C. Stuewe	☐	☐	☐	02 - O. Thomas Albrecht	☐	☐	☐	03 - C. Dean Carlson	☐	☐	☐

04 - Marlyn Jorgensen	☐	☐	☐	05 - John D. March	☐	☐	☐	06 - Charles Macaluso	☐	☐	☐

07- Michael Urbut	☐	☐	☐
				For Against Abstain						For Against Abstain

2. Proposal to ratify the selection of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending January 1, 2011.				☐ ☐ ☐		3. Proposal to reapprove the performance measures under the Darling International Inc. 2004 Omnibus Incentive Plan.				☐ ☐ ☐

4. In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the Annual Meeting.

B	Non-Voting Items
Change of Address — Please print new address below.

C	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /

¢	+
015L7C

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON 05/11/10 FOR DARLING INTERNATIONAL INC. THE FOLLOWING MATERIAL IS AVAILABLE AT WWW.ENVISIONREPORTS.COM/DAR

PROXY STATEMENT AND ANNUAL REPORT

▼  IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.  ▼

Proxy — Darling International Inc.

Proxy for Annual Meeting of Stockholders

MAY 11, 2010

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

KNOW ALL MEN BY THESE PRESENTS, that the undersigned stockholder of DARLING INTERNATIONAL INC., a Delaware corporation (the “Company”), does hereby constitute and appoint John F. Sterling and Brad Phillips, or either one of them, with full power to act alone and to designate substitutes, the true and lawful proxies of the undersigned for and in the name and stead of the undersigned, to vote all shares of Common Stock of the Company which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders to be held at the Omni Mandalay Hotel at Las Colinas, 221 E. Las Colinas Blvd., Irving, Texas 75039, on May 11, 2010 at 10:00 a.m., local time, and at any and all adjournments and postponements thereof (the “Annual Meeting”), on all matters that may come before such Annual Meeting. Said proxies are instructed to vote on the following matters in the manner herein specified.

IF THIS PROXY IS PROPERLY EXECUTED, THE SHARES OF COMMON STOCK COVERED HEREBY WILL BE VOTED AS SPECIFIED HEREIN. IF NO SPECIFICATION IS MADE, SUCH SHARES WILL BE VOTED “FOR” PROPOSALS NO. 1, NO. 2 AND NO. 3 AND AS THE PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING.

The undersigned hereby revokes all previous Proxies and acknowledges receipt of the Notice of Annual Meeting dated April 6, 2010, the Proxy Statement attached thereto and the Annual Report of the Company for the fiscal year ended January 2, 2010 forwarded therewith.

(CONTINUED AND TO BE MARKED, DATED AND SIGNED ON THE OTHER SIDE)